Exhibit 4.2

CONFORMED COPY

AGREEMENT

DATED 18th March, 2004

€1,400,000,000

CREDIT FACILITY

for

VALENTIA TELECOMMUNICATIONS

an Irish unlimited public company

arranged by

DEUTSCHE BANK AG LONDON

CITIGROUP GLOBAL MARKETS LIMITED

GOLDMAN SACHS INTERNATIONAL

MORGAN STANLEY BANK

as Mandated Lead Arrangers

with

DEUTSCHE BANK AG LONDON
as Facility Agent

LONDON

CONTENTS

Clause

1.	Interpretation
2.	Facilities
3.	Purpose
4.	Conditions precedent
5.	Utilisation - Loans
6.	Utilisation - Documentary Credits
7.	Documentary Credits
8.	Optional Currencies
9.	Repayment
10.	Prepayment and cancellation
11.	Interest
12.	Terms
13.	Market disruption
14.	Taxes
15.	Increased Costs
16.	Mitigation
17.	Payments
18.	Guarantee and indemnity and release of security
19.	Representations
20.	Information covenants
21.	Financial covenants
22.	General covenants
23.	Default
24.	The Administrative Parties
25.	Evidence and calculations
26.	Fees
27.	Indemnities and Break Costs
28.	Expenses
29.	Amendments and waivers
30.	Changes to the Parties
31.	Disclosure of information
32.	Set-off
33.	Pro Rata Sharing
34.	Severability
35.	Counterparts
36.	Notices
37.	Language
38.	Governing law
39.	Enforcement

Schedules

1.	Original Parties
2.	Conditions Precedent Documents
3.	Form of Request
4.	Calculation of the Mandatory Cost
5.	Form of Transfer Certificate
6.	Existing Security
7.	Form of Compliance Certificate
8.	Form of Accession Agreement
9.	Form of Resignation Request
10.	Forms of Letter of Credit
11.	Structure Memorandum
12.	Existing Group Indebtedness
13.	Form of Release

Signatories

THIS AGREEMENT is dated 18th March, 2004

BETWEEN:

(1)                                  VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company (registered in Ireland with company number 298420) (in this capacity the Company);

(2)                                  VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company (registered in Ireland with company number 298420) as original borrower (in this capacity the Original Borrower);

(3)                                  VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company (registered in Ireland with company number 298420) as original guarantor (in this capacity the Original Guarantor);

(4)                                  DEUTSCHE BANK AG LONDON, CITIGROUP GLOBAL MARKETS LIMITED, GOLDMAN SACHS INTERNATIONAL and MORGAN STANLEY BANK as mandated lead arrangers (in this capacity each a Mandated Lead Arranger);

(5)                                  THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (Original Parties) as original lenders (in this capacity each an Original Lender);

(6)                                  DEUTSCHE BANK AG LONDON as facility agent (in this capacity the Facility Agent); and

(7)                                  DEUTSCHE BANK AG LONDON as security agent (in this capacity the Security Agent).

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Acceptable Bank means a commercial bank or trust company which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency for its long-term debt obligations.

Accession Agreement means a deed, substantially in the form of Schedule 8 (Form of Accession Agreement), with such amendments as the Facility Agent may approve or reasonably require.

Accounting Principles means the accounting principles applied in the Original Financial Statements.

Additional Borrower means eircom and any wholly-owned Subsidiary of eircom which, in each case, becomes an Additional Borrower in accordance with Clause 30.6 (Additional Obligors).

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement in accordance with Clause 30.6 (Additional Obligors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Administrative Party means each Mandated Lead Arranger, the Fronting Bank or the Facility Agent.

Admission means the admission of Holdco’s ordinary share capital to listing on the official lists of the Irish Stock Exchange and the UK Listing Authority and to trading by the London Stock Exchange plc.

Affiliate means, in relation to any person, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent’s Spot Rate of Exchange means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with the Base Currency as of 11.00 a.m. on a particular day.

APSS means the eircom Approved Profit Sharing Scheme constituted by deed dated 31st March, 1999 (the APSS Trust Deed).

Auditors means PricewaterhouseCoopers, Ernst & Young, KPMG, Deloitte & Touche or such other firm of independent public accountants of international standing which may be appointed by the Company in accordance with this Agreement as its auditors.

Availability Period means:

(a)                                  in respect of the Tranche A Facility, the period from and including the date of this Agreement to and including close of business in London on the earlier of (i) the Refinancing Date and (ii) 31st March, 2004; and

(b)                                 in respect of the Tranche B Facility, the period from and including the date of this Agreement to and including the date falling one month prior to the Final Maturity Date.

Base Currency means euro.

Base Currency Amount of a Credit means:

(a)                                  if the Credit is denominated in the Base Currency, its amount;

(b)                                 if the Credit is a Loan denominated in an Optional Currency, its equivalent in the Base Currency calculated on the basis of the Agent’s Spot Rate of Exchange one Business Day before the Rate Fixing Day for the first Term of that Loan (or, if later, on the date the Facility Agent receives the relevant Request); and

(c)                                  if the Credit is a Documentary Credit denominated in an Optional Currency, its equivalent in the Base Currency calculated on the basis of the Agent’s Spot Rate of Exchange three Business Days before the proposed Utilisation Date (or, if later, on the date the Facility Agent receives the relevant Request) or as recalculated under Clause 8.6(a) (Documentary Credits in Optional Currency).

Beneficiary means the beneficiary of a Documentary Credit.

Borrower means the Company or an Additional Borrower.

Break Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is paid otherwise than on its due date.

Bullet Repayment has the meaning given to that term in Clause 9.1 (Repayment of Tranche A Loans).

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Dublin and:

(a)                                  if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

(b)                                 if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

Business Model means the business model for the Group agreed between the Company and the Mandated Lead Arrangers as delivered to the Facility Agent pursuant to Clause 4.1 (Conditions precedent documents).

Cash means cash in hand or on deposit with any Acceptable Bank and which is not subject to any Security Interest (other than under the Combined Security Documents).

Cash Equivalents means, at any time:

(a)                                  certificates of deposit, maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;

(b)                                 any investment in marketable obligations issued or guaranteed by the government of any OECD Country or by an instrumentality or agency of the government of any OECD Country having an equivalent credit rating;

(c)                                  open market commercial paper:

(i)                                     for which a recognised trading market exists;

(ii)                                  issued in any OECD Country;

(iii)                               which matures within one year after the relevant date of calculation; and

(iv)                              which has a credit rating of either A-1 by S&P or Fitch or P-1 by Moody’s, or, if no rating is available in respect of the commercial paper or indebtedness, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

(d)                                 Sterling bills of exchange eligible for rediscount at the Bank of England (or Irish equivalent) and accepted by an Acceptable Bank; or

(e)                                  any other instrument, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at any time and which is not issued or guaranteed by any member of the Group or subject to any Security Interest (other than under the Combined Security Documents).

Charge of Shares means the charge granted or to be granted by the Company in respect of the shares of eircom and entered into in connection with the obligations of the Obligors under the Finance Documents.

Combined Security Documents has the meaning given to that term in the Intercreditor Agreement.

Commitment means a Tranche A Commitment or a Tranche B Commitment.

Compliance Certificate has the meaning given to that term in Clause 20.3 (Compliance Certificate).

Corporate Plan means the budget prepared by the Company at the outset of each of its financial years setting out the projections in respect of profit and loss for the three subsequent financial years.

Credit means a Loan or a Documentary Credit.

Dangerous Substance means any radioactive emissions or noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any substance) and including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous substance or waste, gives rise to a risk of causing harm to man or any other living organism or damaging the environment, public health or welfare.

Debentures means:

(a)                                  the composite debenture to be entered into between eircom and ITI and the Security Agent; and

(b)                                 the debenture entered into or to be entered into between the Company and the Security Agent on or about the date of this Agreement,

each entered into in connection with the obligations of the relevant Obligors under the Finance Documents.

Default means:

(a)                                  an Event of Default; or

(b)                                 an event or circumstance which would be (with the expiry of a grace period, the giving of notice, the making of any determination or the satisfaction of any other applicable condition in each case as specified in Clause 23 (Default) or any combination of them) an Event of Default, provided that any such event which by reason of the express provisions in any Finance Document requires the satisfaction of a condition of materiality before it may become an Event of Default shall not be a Default unless that condition of materiality is satisfied.

Designated Rating means a corporate rating of both (i) “Baa3” (or the equivalent) or higher from Moody’s or its successors and assigns and (ii) a rating of “BBB-” (or the equivalent) or higher from S&P or its successors and assigns.

Disclosure Letter means the letter in the agreed form dated on or before the first Utilisation Date from the Company to the Facility Agent, counter-signed by the Facility Agent for the purposes of identification, disclosing certain matters considered by the Company to be relevant in the context of such of the representations and warranties set out in Clause 19 (Representations) of this Agreement and in the Finance Documents as are expressed to be qualified by the Disclosure Letter for the purposes of this Agreement and those Finance Documents.

Documentary Credit means any guarantee or Letter of Credit issued pursuant to Clause 6 (Utilisation - Documentary Credits), as the same may be varied or extended from time to time in accordance with the terms of this Agreement.

eircom means eircom Limited, registered in Ireland with company number 98789.

eircom ESOP Trustee Limited means the company registered under such name in Ireland with company number 291846.

eircom Funding means eircom Funding, an Irish unlimited public company registered in Ireland with company number 359251.

eircom Funding Guarantee means the guarantee given under the terms of the eircom Funding Loan Agreement by eircom in favour of eircom Funding in respect of the obligations of the Company under the eircom Funding Loan Agreement.

eircom Funding Holdco means eircom Funding (Holdings) Limited, registered in Ireland with company number 359454.

eircom Funding Loan means the subordinated loan made by eircom Funding to the Company in an initial principal amount of €509,597,969.63 on or about 7th August, 2003.

eircom Funding Loan Agreement means the agreement dated 7th August, 2003 made between eircom Funding as lender, the Company as borrower and eircom as guarantor, documenting the terms of the eircom Funding Loan.

Environmental Approval means any authorisation required by an Environmental Law.

Environmental Claim means any claim by any person in connection with:

(i)                                     a breach, or alleged breach, of an Environmental Law;

(ii)                                  any accident, fire, explosion or other event of any type involving an emission or Dangerous Substance; or

(iii)                               any other environmental contamination at or from any site owned or occupied by any member of the Group.

Environmental Law means any law or regulation concerning:

(i)                                     the protection of health and safety;

(ii)                                  the environment; or

(iii)                               any emission or Dangerous Substance.

ESOT means the eircom Employee Share Ownership Trust constituted by deed dated 31st March, 1999 (the ESOT Trust Deed).

EURIBOR means for a Term of any Loan or overdue amount in euro:

(a)                                  the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

euro means the single currency of the Participating Member States.

Event of Default means an event specified as such in this Agreement.

Excluded Companies means eircom Funding, eircom Funding Holdco, eircom ESOP Trustee Limited, Lercie Limited, the Nominees, New eircom Funding and New eircom Funding Holdco.

Existing Senior Facility Agreement means the €1,400,000,000 senior facility agreement dated 6th August, 2003 (as supplemented and amended from time to time) between, inter alia, the Company and others as Borrowers and/or Guarantors, Deutsche Bank AG London as Facility Agent and the Lenders (each such term as defined therein).

Existing Senior Outstandings means the principal amount of all cash borrowings outstanding under the Existing Senior Facility Agreement together with all amounts outstanding in connection therewith, and all amounts outstanding under or in connection with the Finance Documents (as defined in the Existing Senior Facility Agreement but excluding the Hedging Documents as defined therein), (including, but not limited to, all amounts of interest, fees and expenses).

Facility means a credit facility made available under this Agreement (all such facilities together the Facilities).

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)                                  on or before the date it becomes a Lender; or

(b)                                 by not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into by reference to this Agreement and/or the Facilities between one or more Administrative Parties, and/or the Security Agent, and the Company setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means the date which is five years from the date of this Agreement.

Finance Document means:

(a)                                  this Agreement;

(b)                                 a Security Document;

(c)                                  a Fee Letter;

(d)                                 a Documentary Credit;

(e)                                  a Transfer Certificate;

(f)                                    an Accession Agreement;

(g)                                 the Intercreditor Agreement;

(h)                                 a Hedging Document;

(i)                                     a Request; and

(j)                                     any other document designated as such by the Facility Agent and the Company.

Finance Party means a Lender, an Administrative Party or the Security Agent.

Financial Indebtedness means any indebtedness for or in respect of (without double counting):

(a)                                  moneys borrowed;

(b)                                 any acceptance credit;

(c)                                  any bond, note, debenture, loan stock or other similar instrument;

(d)                                 any finance or capital lease treated as such in the Group’s consolidated accounts;

(e)                                  receivables sold or discounted (otherwise than on a non-recourse basis);

(f)                                    the acquisition cost of any asset to the extent payable more than 120 days after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g)                                 any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

(h)                                 any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(i)                                     any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

(j)                                     any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (i) above and any agreement to maintain the solvency of any person whether by investing in, lending to or purchasing assets of such person.

Fitch means Fitch Ratings Ltd. or any successor to its rating business.

Fronting Bank means such Lender (being licensed in a member state of the European Union to engage in guarantee business, and if not licensed in Ireland, which has notified its regulatory authority of carrying on such business in Ireland and such regulatory authority has notified the Central Bank and Financial Services Authority of Ireland or the Irish Financial Services Regulatory Authority) which agrees (with the approval of the Company, the Facility Agent and, where a Documentary Credit is outstanding at that time (unless otherwise expressly provided in the terms of that Documentary Credit), the relevant Beneficiary under that Documentary Credit) to act as Fronting Bank and become bound by the terms of this Agreement and the Intercreditor Agreement in that capacity.  A reference to the Fronting Bank in relation to any particular Documentary Credit shall be taken as a reference to the Lender which issued that Documentary Credit as Fronting Bank, regardless of whether it has subsequently ceased to act as Fronting Bank.

Funds Flow Statement means the statement in the agreed form prepared by the Company showing all payments to and/or by members of the Group in connection with the Refinancing and the IPO and the flow of funds occurring on and immediately before and after the Refinancing Date.

GAAP means generally accepted accounting principles in Ireland from time to time.

Group means the Company and its Subsidiaries.

Group Guarantees means (a) guarantees entered into pursuant to section 17 of the Companies (Amendment) Act 1986 of Ireland; and (b) the assumption of joint and several liability by eircom for debts arising from legal acts performed by eircom Investments B.V. and eircomnet B.V. within the meaning of article 403, paragraph 1 under f of Book 2 of the Dutch Civil Code.

Guarantor means the Original Guarantor or an Additional Guarantor.

Hedging Bank has the meaning given to it in the Intercreditor Agreement.

Hedging Document has the meaning given to it in the Intercreditor Agreement.

Hedging Letter means a letter dated on or about the date of this Agreement from the Company to the Facility Agent relating to the proposed interest and currency hedging strategy of the Group.

Hedging Security Document has the meaning given to it in the Intercreditor Agreement.

High Yield Notes means the Senior High Yield Notes or the Junior High Yield Notes, or all of them, as the context requires.

Holdco means eircom Group plc (formerly known as eircom Group Limited and, prior to that, Valentia Holdings Limited) a company incorporated under the laws of England and Wales with company number 4827199.

Holding Company, of any other person, means a company in respect of which that other person is a Subsidiary.

IBOR means LIBOR or EURIBOR, as appropriate.

Increased Cost means:

(a)                                  an additional or increased cost;

(b)                                 a reduction in the rate of return under a Finance Document or on its overall capital; or

(c)                                  a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Indentures mean the Senior High Yield Indenture and the Junior High Yield Indenture.

Indenture Documents means:

(a)                                  the Indentures (including any Senior High Yield Notes and Junior High Yield Notes issued thereunder);

(b)                                 the registration rights agreements dated 7th August, 2003 relating to the High Yield Notes, between the Company, certain of its Subsidiaries and the initial purchasers of the High Yield Notes;

(c)                                  the dollar deposit and custody agreements and the two euro deposit and custody agreements dated 7th August, 2003 relating to the High Yield Notes, between the Company, The Bank of New York or an affiliate thereof as book-entry depository and The Bank of New York or an affiliate thereof as note custodian thereunder;

(d)                                 the purchase agreement dated 30th July, 2003 relating to the High Yield Notes, between the Company, certain of its Subsidiaries and the initial purchasers referred to therein; and

(e)                                  the fee letters dated 29th July, 2003 together with any amendment letters in connection therewith, relating to the fees payable in connection with the High Yield Notes.

Information Memorandum means the information memorandum prepared or to be prepared on behalf of, and approved or to be approved by, the Company in connection with this Agreement.

Intellectual Property Rights means all know-how, patents, trademarks, service marks, designs, business names, topographical or similar rights, copyrights and other intellectual property rights and any interests (including by way of licence) in any of the foregoing (in any jurisdiction and in each case whether registered or not and including all applications for the same) of any member of the Group.

Intercreditor Agreement means the intercreditor agreement dated on or around the date of this Agreement between, amongst others, the Company, eircom Funding, Holdco and the Facility Agent.

IPO means the issue of certain Ordinary Shares to be offered by Holdco to certain institutional and other sophisticated investors, the issue of certain Ordinary Shares by Holdco to eircom ESOP Trustee Limited in its capacity as trustee of the ESOT and the APSS, and the related listing of the shares of Holdco on the London and Irish Stock Exchanges, all to occur on or about the Refinancing Date.

Ireland means the Republic of Ireland, and Irish shall be construed accordingly.

ITI means Irish Telecommunications Investments Limited, registered in Ireland with company number 81987.

Joint Venture means all joint venture entities, whether a company, unincorporated firm, undertaking, joint venture, association or partnership in which any member of the Group has an interest from time to time.

Junior High Yield Indenture means the senior subordinated indenture, dated 7th August, 2003, between eircom Funding as issuer, eircom Limited and the other guarantors referred to therein, The Bank of New York as trustee, registrar and paying agent, The Bank of New York (Luxembourg) as Luxembourg paying agent and transfer agent, The Bank of New York (London) as principal paying agent and transfer agent, AIB/BNY Fund Management (Ireland) Limited as Irish paying agent and transfer agent and any entities that from time to time are added as additional guarantors (as supplemented and amended by a supplemental indenture dated on or about the Refinancing Date and executed pursuant to a consent solicitation dated 22nd January, 2004 (as supplemented on 13th February, 2004) made by eircom Funding).

Junior High Yield Notes means the Original Notes (as defined in the Junior High Yield Indenture).

Lease Transactions means those finance lease transactions referred to in Schedule 6 (Existing Security) and any related transactions and the financing arrangements in relation thereto (including any letters of credit, facility letters, reimbursement agreements and guarantees or their replacements).

Lease Transaction Security means any Security Interest subsisting or created (or the creation of which is contemplated) as of the date of this Agreement in connection with any of the Lease Transactions.

Lender means:

(a)                                  an Original Lender; or

(b)                                 any person which becomes a Lender in accordance with Clause 30.2 (Assignments and transfers by Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Letter of Credit means a letter of credit issued by the Fronting Bank pursuant to Clause 6.3 (Issue of Documentary Credit) substantially in one of the forms set out in Schedule 10 (Forms of Letter of Credit), or in such other form as the Fronting Bank, acting on the instructions of the Majority Lenders, shall agree, as the same may be varied or extended from time to time in accordance with the terms of this Agreement.

LIBOR means for a Term of any Loan or overdue amount denominated in any currency other than euro:

(a)                                  the applicable Screen Rate; or

(b)                                 if no Screen Rate is available for the relevant currency or that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Majority Lenders means, at any time, Lenders:

(a)                                  whose share in the outstanding Credits and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Credits and the undrawn Commitments of all the Lenders;

(b)                                 if there is no Credit then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

(c)                                  if there is no Credit then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

Margin means 1.5 per cent. per annum, save as adjusted pursuant to Clause 11.3 (Margin adjustments).

Material Adverse Effect means an event or circumstance that is or is reasonably likely to be materially adverse to:

(a)                                  the ability of any Obligor to perform its payment or other material obligations under any Finance Document (taking into account support able to be provided to that Obligor by other members of the Group and including, without limitation, obligations under Clause 21 (Financial covenants)); or

(b)                                 the validity or enforceability of any Finance Document (other than a Hedging Security Document); or

(c)                                  the business, assets or financial condition of the Obligors as a whole.

Material Subsidiary means, at any time, any Subsidiary of the Company, other than eircom ESOP Trustee Limited, whose net assets, Adjusted EBITDA or turnover (excluding intra-Group items) then equal or exceed five per cent. of the net assets, Consolidated Adjusted EBITDA or turnover of the Group.

For this purpose:

(a)                                  the net assets, Adjusted EBITDA or turnover of a Subsidiary of the Company will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

(b)                                 if a Subsidiary of the Company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the net assets, Adjusted EBITDA or turnover of that Subsidiary will be determined from its latest financial statements (consolidated if it has Subsidiaries);

(c)                                  the net assets, Consolidated Adjusted EBITDA or turnover of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the net assets, Adjusted EBITDA or turnover of any company (consolidated if it has Subsidiaries) or business subsequently acquired or disposed of;

(d)                                 the net assets, Consolidated Adjusted EBITDA and turnover of the Group shall be calculated without regard to the Excluded Companies; and

(e)                                  if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Company, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate signed by the Company’s Auditors and setting out calculations in reasonable detail to evidence whether or not such company is a Material Subsidiary will be, in the absence of manifest error, conclusive.

Maturity Date means, for a Tranche B Loan or a Documentary Credit, the last day of its Term.

Moody’s means Moody’s Investors Service, Inc., or any successor to its ratings business.

Net IPO Proceeds means the proceeds of the IPO less all related costs, commissions and expenses and less the cost of redeeming the third party preference shares of Holdco, in each case in the amounts shown in the Funds Flow Statement.

New eircom Funding has the meaning given to that term in Clause 22.7(a)(xv) (Borrowing and refinancing).

New eircom Funding Guarantee has the meaning given to that term in Clause 22.7(a)(xv) (Borrowing and refinancing).

New eircom Funding Holdco has the meaning given to that term in Clause 22.7(a)(xv) (Borrowing and refinancing).

New eircom Funding Loan has the meaning given to that term in Clause 22.7(a)(xv) (Borrowing and refinancing).

New eircom Funding Loan Agreement has the meaning given to that term in Clause 22.7(a)(xv) (Borrowing and refinancing).

New eircom Funding Nominees means, to the extent any shares of New eircom Funding are required to be held by shareholders other than New eircom Funding Holdco under Irish law, any nominee shareholders of New eircom Funding.

Nominees means eircom (Holdings No.1) Limited, eircom (Holdings No. 2) Limited, eircom (Holdings No. 3) Limited, eircom (Holdings No. 4) Limited, eircom (Holdings No. 5) Limited, and eircom (Initial Funder) Limited.

Non-Obligor means a member of the Group that is not an Obligor.

Obligor means a Borrower or a Guarantor.

OECD Country means each member from time to time of the Organisation for Economic Co-operation and Development which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody’s or a comparable rating from a nationally recognised credit-rating agency for its long-term debt obligations.

Optional Currency means Sterling and US Dollars.

Ordinary Shares means ordinary shares of €0.10 each in the issued share capital of Holdco.

Original Financial Statements means the audited consolidated financial statements of the Company for the year ended 31st March, 2003.

Original Obligor means the Original Borrower and the Original Guarantor.

Parent has the meaning given to such term in the Senior High Yield Notes as in force at the Refinancing Date (as evidenced by the documents delivered to the Facility Agent pursuant to Clause 4.1 (Conditions precedent documents)).

Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

Party means a party to this Agreement.

Permitted Distribution has the meaning given to that term in Clause 22.16 (Dividends).

Permitted Treasury Transaction has the meaning given to that term in Clause 22.12 (Treasury Transactions).

Primary Syndication Date means the earlier of (i) the date on which the Facility Agent notifies the Company that primary syndication of the Facilities has been or is to be completed and (ii) the date falling five months after the Refinancing Date.

Proposed Employee Indemnity means any guarantee or indemnity given by eircom to a Joint Venture established in accordance with Clause 22.10(b) (Mergers, Acquisitions and Joint Ventures) for the principal purpose of effecting an outsourcing on arm’s length commercial terms of the Group’s information technology function, in respect of the obligations of that Joint Venture to its employees in the event of voluntary or compulsory redundancies of such employees to the extent that they were previously employees of eircom.

Pro Rata Share means:

(a)                                  for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

(b)                                 for any other purpose on a particular date:

(i)                                     the proportion which a Lender’s share of the Credits (if any) bears to all the Credits;

(ii)                                  if there is no Credit outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

(iii)                               if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

(iv)                              when the term is used in relation to a Facility, the above proportions but applied only to the Credits and Commitments for that Facility.

For the purpose of sub-paragraph (iv) above, the Facility Agent will determine, in the case of a dispute, whether the term in any case relates to a particular Facility.

Rate Fixing Day means:

(a)                                  the second TARGET Day before the first day of a Term for a Loan denominated in euro;

(b)                                 the first day of a Term for a Loan denominated in Sterling; or

(c)                                  the second Business Day before the first day of a Term for a Loan denominated in US Dollars,

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Reference Banks means Barclays Bank plc, Deutsche Bank AG London and The Royal Bank of Scotland plc and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

Refinancing means the payment in full of the Existing Senior Outstandings and the discharge in full of all obligations and liabilities (whether actual or contingent) owed to the Finance Parties (as defined in the Existing Senior Facility Agreement) under or in connection with the Finance Documents (as defined in the Existing Senior Facility Agreement but excluding the Hedging Documents as defined therein).

Refinancing Date means the first Utilisation Date.

Repayment Date has the meaning given to it in Clause 9.1 (Repayment of Tranche A Loans).

Repayment Instalment means each instalment for repayment of the Tranche A Loans.

Repeating Representations means the representations which are deemed to be repeated under this Agreement pursuant to Clause 19 (Representations).

Request means a request for a Credit, substantially in the form of Schedule 3 (Form of Request).

Rollover Credit means one or more Credits under the Tranche B Facility:

(a)                                  to be made on the same day that a maturing Credit under the Tranche B Facility is due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the maturing Credit; and

(c)                                  to be made to the same Borrower for the purpose of refinancing a maturing Credit under the Tranche B Facility.

Screen Rate means:

(a)                                  for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union; and

(b)                                 for LIBOR, the British Banker’s Association Interest Settlement Rate,

for the relevant Term displayed on the appropriate page of the Telerate screen selected by the Facility Agent.  If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

Security Assignment means:

(a)                                 the security assignment agreement entered or to be entered into by eircom Funding in favour of the Security Agent relating to the eircom Funding Loan and the eircom Funding Guarantee; and

(b)                                the security assignment entered or to be entered into by eircom Funding in favour of the Security Agent relating to the Hedging Documents to which eircom Funding is a party.

Security Document means:

(a)                                  each Security Assignment;

(b)                                 the Charge of Shares;

(c)                                  each Debenture; and

(d)                                 any other document evidencing or creating security over any asset of an Obligor to secure any obligation of any Obligor to a Finance Party under the Finance Documents.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Senior High Yield Indenture means the senior indenture, dated 7th August, 2003, between the Company as issuer, eircom Limited as guarantor, The Bank of New York as trustee, registrar and paying agent, The Bank of New York (Luxembourg) as Luxembourg paying agent and transfer agent, The Bank of New York (London) as principal paying agent and transfer agent, AIB/BNY Fund Management (Ireland) Limited as Irish paying agent and transfer agent and any entities that from time to time are added as additional note guarantors (as supplemented and amended by a supplemental indenture dated on or about the Refinancing Date and executed pursuant to a consent solicitation dated 22nd January, 2004 (as supplemented on 13th February, 2004) made by the Company).

Senior High Yield Notes means the Original Notes (as defined in the Senior High Yield Indenture).

S&P means Standard & Poor’s Corporation (a division of the McGraw-Hill Companies, Inc.) (or any successor to its ratings business).

Shareholder Debt has the meaning given to it in the Intercreditor Agreement.

Sterling or £ means the lawful currency for the time being of the U.K.

St. John’s Road means the property measuring approximately 3.9 hectares, situated at St. Johns Road West/Military Road, Kilmainham, Dublin 8.

Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (excluding eircom ESOP Trustee Limited for so long as it is the trustee of ESOT and/or the APSS and all or substantially all its assets are held on trust for the beneficiaries of ESOT and/or the APSS respectively) and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement:

(a)                                  by reference to which interest on a Loan or an overdue amount is calculated; or

(b)                                 for which the Fronting Bank may be under a liability under a Documentary Credit.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total Tranche A Commitments means the aggregate of the Tranche A Commitments of all the Lenders, being as at the date of this Agreement €1,250,000,000.

Total Tranche B Commitments means the aggregate of the Tranche B Commitments of all the Lenders, being as at the date of this Agreement €150,000,000.

Tranche A Commitment in relation to a Lender means the amount (if any) appearing and designated as such against that Lender’s name in Schedule 1 (Original Parties) or in the Transfer Certificate or other document by which it became a party to or acquired rights and/or obligations under this Agreement, as reduced or increased by substitution or transfer pursuant to Clause 30 (Changes to the Parties) and any Transfer Certificates to which such Lender is party, and to the extent not otherwise cancelled, transferred, reduced or terminated under this Agreement.  As at the date of this Agreement, the aggregate of all the Lenders’ Tranche A Commitments is €1,250,000,000.

Tranche A Facility means the term loan facility referred to in Clause 2.1(a) (Facilities).

Tranche A Loan means a Loan under the Tranche A Facility and identified as such in its Request.

Tranche B Borrower means an Additional Borrower which is permitted to borrow (subject to the terms of this Agreement) all or part of the Tranche B Facility.

Tranche B Commitment in relation to a Lender means the amount (if any) appearing and designated as such against that Lender’s name in Schedule 1 (Original Parties) or in the Transfer Certificate or other document by which it became a party to or acquired rights and/or obligations under this Agreement, as reduced or increased by substitution or transfer pursuant to Clause 30 (Changes to the Parties) and any Transfer Certificates to which such Lender is party, and to the extent not otherwise cancelled, transferred, reduced or terminated under this Agreement.  As at the date of this Agreement, the aggregate of all the Lenders’ Tranche B Commitments is €150,000,000.

Tranche B Facility means the revolving credit facility referred to in Clause 2.1(b) (Facilities).

Tranche B Loan means a Loan under the Tranche B Facility and identified as such in its Request.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

Treasury Transaction means any derivative transaction protecting against or benefiting from fluctuations in any rate, price, index or credit rating.

U.K. means the United Kingdom of Great Britain and Northern Ireland.

US Dollars or US$ means the lawful currency for the time being of the United States of America.

Utilisation Date means each date on which a Facility is utilised.

1.2                               Construction

(a)                                  The following definitions have the meanings given to them in Clause 21 (Financial covenants):

(i)                                     Adjusted EBITDA;

(ii)                                  Consolidated Adjusted EBITDA;

(iii)                               Consolidated Cash and Cash Equivalents;

(iv)                              Consolidated Interest Payable;

(v)                                 Consolidated Net Interest Payable;

(vi)                              Consolidated Net Total Borrowings;

(vii)                           Consolidated Total Borrowings;

(viii)                        Consolidated Total Senior Borrowings;

(ix)                                Measurement Period; and

(x)                                   Quarter Date.

(b)                                 In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

assets includes present and future properties, revenues and rights of every description;

an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

know your customer requirements are the checks that a Finance Party requests in order to meet its obligations under applicable money laundering regulations to identify a person who is (or is to become) its customer;

a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

a document being in the agreed form means that the document is in a form previously agreed in writing by the initialling of such document by or on behalf of the Company and the Facility Agent or is otherwise a document in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders, each acting reasonably);

(ii)                                  a currency is a reference to the lawful currency for the time being of the relevant country;

(iii)                               a Default being outstanding means that it has not been remedied or waived;

(iv)                              a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(v)                                 a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(vi)                              a person includes its successors in title, permitted assigns and permitted transferees;

(vii)                           a Finance Document or another document is a reference to that Finance Document or other document as amended; and

(viii)                        a time of day is a reference to London time.

(c)                                  Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)                                     if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)                                  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)                               notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)                                 Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(e)                                  Unless the contrary intention appears:

(i)                                     a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)                                  an amount in euro is payable only in the euro unit;

(iii)                               a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

(iv)                              any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents; and

(v)                                 if there is an inconsistency between this Agreement and another Finance Document, this Agreement will prevail unless that other Finance Document is the Intercreditor Agreement, in which case the Intercreditor Agreement will prevail.

(f)                                    The headings in this Agreement do not affect its interpretation.

(g)                                 It is agreed that the obligations of the Company in this Agreement are corporate obligations of the Company only and not its present or future shareholders (the Shareholders).  No liability shall attach to or be incurred by the Shareholders directly or indirectly by reason of any obligations, agreements, covenants or representations contained in this Agreement and the Shareholders may rely on this clause and to that extent their rights under the Contracts (Rights of Third Parties) Act 1999 are not excluded.

2.                                      FACILITIES

2.1                               Facilities

Subject to the terms of this Agreement the Lenders make available:

(a)                                  to the Company, the Tranche A Facility: a term loan facility in an aggregate amount not exceeding the Total Tranche A Commitments; and

(b)                                 to the Tranche B Borrowers only, the Tranche B Facility: a revolving credit facility in an aggregate amount not exceeding the Total Tranche B Commitments.

2.2                               Documentary Credits

(a)                                  The Tranche B Facility includes a Documentary Credit option.

(b)                                 The maximum aggregate amount which may be outstanding under the Documentary Credits at any one time is €50,000,000.

2.3                               Nature of a Finance Party’s rights and obligations

Unless otherwise agreed by all the Finance Parties:

(a)                                  the obligations of a Finance Party under the Finance Documents are several;

(b)                                 failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

(c)                                  no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)                                 the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)                                  a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

(f)                                    a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.4                               Appointment of Company as Obligors’ agent

Each Obligor (other than the Company) by its execution of this Agreement or an Accession Agreement irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)                                  the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give and receive all notices and instructions (including, in the case of a Borrower, Requests), to execute on its behalf any Accession Agreement and to make such agreements capable of being given or made by any Obligor (including, without limitation, any agreement (however fundamental) amending, novating or varying any of the terms of any of the Finance Documents and/or any related documents) notwithstanding that they may affect such Obligor, without further reference to or the consent of such Obligor; and

(b)                                 each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the Finance Documents to the Company on its behalf, and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Requests) or executed or made such agreements or received any such notice, demand or other communication.

2.5                               Company’s acts as Obligors’ agent binding

Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Company or given to the Company as agent for the Obligors under the Finance Documents or in connection with the Finance Documents (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement) shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same.  In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3.                                      PURPOSE

3.1                               Tranche A Facility

Each Tranche A Loan shall be applied in or towards the Refinancing and/or the payment of certain costs, fees and expenses incurred by members of the Group in connection with the Refinancing (including, if necessary, swap termination payments) and/or the IPO in accordance with the Funds Flow Statement.

3.2                               Tranche B Facility

Each Tranche B Loan and each Documentary Credit may only be used for working capital and other general corporate purposes of the Group.

3.3                               No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.                                      CONDITIONS PRECEDENT

4.1                               Conditions precedent documents

(a)                                  The Lenders and the Fronting Bank shall not be obliged to participate in any Loan or, as the case may be, issue any Documentary Credit until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders and, if applicable, the Fronting Bank, each acting reasonably) or has waived in writing the requirement for any such document or evidence.  The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

(b)                                 The Lenders and the Fronting Bank shall not be obliged to participate in any Loan or, as the case may be, issue any Documentary Credit unless and until Admission has occurred.

4.2                               Further conditions precedent

The obligations of each Lender to participate in any Credit are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Credit:

(a)                                  the Repeating Representations are correct in all material respects (or, in the case of a Rollover Credit, no Event of Default has been declared in writing in relation to any such Repeating Representation by the Facility Agent acting on the instructions of the Majority Lenders which instructions also specify that a Rollover Credit is not to be rolled over); and

(b)                                 no Default (or, in the case of a Rollover Credit, no Event of Default which has been declared in writing by the Facility Agent acting on the instructions of the Majority Lenders, which instructions also specify that a Rollover Credit is not to be rolled over) is outstanding or would result from the Credit.

4.3                               Tranche B Facility

In addition to the other conditions in this Agreement, the Tranche B Facility may not be utilised unless the Tranche A Commitments have been (or will be upon first utilisation of the Tranche B Facility) fully utilised.

4.4                               Conditions Subsequent

The Company shall procure that as soon as reasonably practicable, and in any event within 45 days of the Refinancing Date, eircom and ITI shall each:

(a)                                  become an Additional Guarantor in accordance with the terms of Clauses 30.6 (Additional Obligors) (a), (c), (d) and (e); and

(b)                                 execute and deliver to the Security Agent the Debenture referred to in paragraph (a) of the definition of Debentures in Clause 1.1 (Definitions) together with the documents and evidence (each to be in form and substance satisfactory to the Security Agent acting reasonably) listed in Part 3 of Schedule 2 (Conditions Precedent Documents).

4.5                               Maximum number

Unless the Facility Agent agrees, a Request may not be given if, as a result of making the Credit in accordance with the Request, there would be more than 15 Credits outstanding.

5.                                      UTILISATION - LOANS

5.1                               Giving of Requests

(a)                                  A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b)                                 Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 10.00 a.m. (London time) one Business Day before the Rate Fixing Day for the proposed borrowing or, in respect of a Loan to be made on the Refinancing Date, by such time as the Original Lenders and the Facility Agent may agree with the Company.

(c)                                  Each Request is irrevocable.

5.2                               Completion of Requests

A Request for a Loan will not be regarded as having been duly completed unless:

(a)                                  it identifies the Borrower (which, in the case of a Tranche B Loan shall be a Tranche B Borrower);

(b)                                 it identifies the Facility the Loan applies to;

(c)                                  the Utilisation Date is a Business Day falling within the Availability Period for that Loan;

(d)                                 if delivered in respect of a Tranche B Loan, the Tranche A Facility has been, or on the same date as the date on which that Tranche B Loan is drawn will be, drawn in full;

(e)                                  the amount of the Loan requested is:

(i)                                     a minimum of €10,000,000 and an integral multiple of €5,000,000;

(ii)                                  the maximum undrawn amount available under this Agreement for Loans under the relevant Facility on the proposed Utilisation Date; or

(iii)                               such other amount as the Facility Agent may agree; and

(f)                                    the proposed currency and Term comply with this Agreement.

Only one Loan may be requested in a Request.

5.3                               Advance of Loan

(a)                                  The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)                                 The amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)                                  No Lender is obliged to participate in a Loan if as a result:

(i)                                     its share in the Credits under a Facility would exceed its Commitment for that Facility; or

(ii)                                  the Credits would exceed the Total Commitments.

(d)                                 If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

6.                                      UTILISATION - DOCUMENTARY CREDITS

6.1                               Giving of Requests

(a)                                  A Borrower may request a Documentary Credit to be issued under the Tranche B Facility by giving to the Facility Agent a duly completed Request.

(b)                                 Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 10.00 a.m. (London time) three Business Days before the proposed Utilisation Date.

(c)                                  Each Request is irrevocable.

6.2                               Completion of Requests

A Request for a Documentary Credit will not be regarded as being duly completed unless:

(a)                                  it identifies the Borrower (which shall be a Tranche B Borrower);

(b)                                 it identifies the Beneficiary by name and address;

(c)                                  it specifies that it is for a Documentary Credit;

(d)                                 the Utilisation Date is a Business Day falling within the Availability Period for that Documentary Credit;

(e)                                  the amount of the Documentary Credit requested is:

(i)                                     a minimum of €2,000,000;

(ii)                                  the maximum undrawn amount available under this Agreement for Documentary Credits on the proposed Utilisation Date; or

(iii)                               such other amount as the Facility Agent may agree;

(f)                                    the proposed beneficiary is:

(i)                                     an entity which is entitled to receive such Documentary Credit in accordance with the terms of the relevant Lease Transaction to which it is party;

(ii)                                  a bank approved by the Facility Agent (acting reasonably); or

(iii)                               any other beneficiary approved by the Majority Lenders (acting reasonably);

(g)                                 the form of Documentary Credit is attached and has been approved by the Fronting Bank;

(h)                                 the expiry date of the Documentary Credit falls on or before the Final Maturity Date;

(i)                                     the delivery instructions for the Documentary Credit are specified; and

(j)                                     the Borrower making such Request shall represent and warrant to each Finance Party that the conditions set forth in the immediately succeeding paragraph will be met.

The Fronting Bank is not obliged to issue a Documentary Credit if to do so would in the opinion of the Fronting Bank result in it being in breach or violation of the Irish Insurance Act, 1936 or the EC (Non-Life Insurance) Regulations, 1976, save that in such circumstances the Fronting Bank must, in consultation with the Company, use its reasonable endeavours to remedy or avoid such breach by completing any necessary procedural formalities, provided that the Fronting Bank is not obliged to take any step under this Subclause if, in the opinion of the Fronting Bank (acting reasonably), to do so might be prejudicial to it.

Only one Documentary Credit may be requested in a Request.

6.3                               Issue of Documentary Credit

(a)                                  The Facility Agent must promptly notify the Fronting Bank and each Lender of the details of the requested Documentary Credit and the amount of its share of that Documentary Credit.

(b)                                 The amount of each Lender’s share in a Documentary Credit will be its Pro Rata Share on the proposed Utilisation Date.

(c)                                  The Fronting Bank is not obliged to issue any Documentary Credit if as a result:

(i)                                     a Lender’s share in the Credits under the Tranche B Facility would exceed its Tranche B Commitment; or

(ii)                                  the outstanding Credits under the Tranche B Facility would exceed the Total Tranche B Commitments.

(d)                                 If the conditions set out in this Agreement have been met, the Fronting Bank must issue the Documentary Credit on the Utilisation Date.

7.                                      DOCUMENTARY CREDITS

7.1                               General

(a)                                  A Documentary Credit is repaid or prepaid if:

(i)                                     a Borrower provides cash cover for that Documentary Credit;

(ii)                                  the maximum amount payable under the Documentary Credit is reduced in accordance with its terms; or

(iii)                               the Fronting Bank is satisfied (acting reasonably) that it has no further liability under that Documentary Credit.

The amount by which a Documentary Credit is repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction.

(b)                                 If a Documentary Credit or any amount outstanding under a Documentary Credit is expressed to be or becomes immediately payable, the Borrower that requested the issue of that Documentary Credit must repay or prepay that amount immediately.

(c)                                  Cash cover is provided for a Documentary Credit if the relevant Borrower pays an amount in the currency of the Documentary Credit to an interest-bearing account with a Finance Party in London in the name of the Borrower and the following conditions are met:

(i)                                     the account is with the Facility Agent (if, subject as provided below, the cash cover is to be provided for all the Lenders) or with a Lender (if the cash cover is to be provided for that Lender);

(ii)                                  until no amount is or may be outstanding under that Documentary Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under that Documentary Credit or this Clause; and

(iii)                               the Borrower has executed a security document over that account, in form and substance satisfactory to the Facility Agent or the relevant Lender, creating a first ranking security interest over that account.

Where cash cover is to be provided to all the Lenders, a Lender may require its portion of the cash cover to be paid into its account instead of an account with the Facility Agent.

(d)                                 The outstanding or principal amount of a Documentary Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Documentary Credit at that time.

7.2                               Claims under a Documentary Credit

(a)                                  Each Borrower and each Lender irrevocably and unconditionally authorises the Fronting Bank to pay any claim made or purported to be made under a Documentary Credit requested by it and which appears on its face to be in order (a claim).

(b)                                 Each Borrower must immediately on demand pay to the Facility Agent for the Fronting Bank an amount equal to the amount of any claim.

(c)                                  Each Borrower and each Lender acknowledges that the Fronting Bank:

(i)                                     is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)                                  deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)                                 The obligations of a Borrower under this Clause will not be affected by:

(i)                                     the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)                                  any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3                               No Event of Default

The making by a Beneficiary of a claim under a Documentary Credit shall not of itself constitute an Event of Default for the purpose of this Agreement.

7.4                               Indemnities

(a)                                  A Borrower must on demand indemnify the Fronting Bank against any loss or liability which the Fronting Bank incurs under or in connection with any Documentary Credit requested by it, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Fronting Bank.

(b)                                 Each Lender must promptly on demand indemnify the Fronting Bank against its share of any loss or liability which the Fronting Bank incurs under or in connection with any Documentary Credit and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Fronting Bank.

(c)                                  A Lender’s share of the liability or loss referred to in sub-paragraph (b) above will be its Pro Rata Share of the relevant Documentary Credit on its Utilisation Date, adjusted to reflect any subsequent assignment or transfer under and in accordance with the terms of this Agreement.

(d)                                 The relevant Borrower must immediately on demand reimburse any Lender for any payment it makes to the Fronting Bank under this Subclause.

(e)                                  The obligations of each Lender and each Borrower under this Clause are continuing obligations and will extend to the ultimate balance of all sums payable by that Lender or Borrower under or in connection with any Documentary Credit, regardless of any intermediate payment or discharge in whole or in part.

(f)                                    The obligations of each Lender or Borrower under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any other person).  This includes:

(i)                                     any time or waiver granted to, or composition with, any person;

(ii)                                  any release of any person under the terms of any composition or arrangement;

(iii)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(iv)                              any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(v)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(vi)                              any amendment (however fundamental) of a Finance Document or any other document or security;

(vii)                           any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(viii)                        any insolvency or similar proceedings.

7.5                               Fronting Bank as Lender

A Lender which is also the Fronting Bank shall be treated as a separate entity in those capacities and capable, as a Lender, of contracting with itself as the Fronting Bank.

7.6                               Rights of contribution

No Borrower will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.

8.                                      OPTIONAL CURRENCIES

8.1                               Denomination

(a)                                  Tranche A Loans may only be denominated in the Base Currency.

(b)                                 Tranche B Loans and Documentary Credits issued under the Tranche B Facility may be denominated in the Base Currency or, subject as provided below, an Optional Currency.

8.2                               Selection

A Borrower must select the currency of a Credit in its Request.

8.3                               Conditions relating to Optional Currencies

Subject to Clause 8.1 (Denomination) a Credit may be denominated in an Optional Currency for a Term if that Optional Currency is readily available in the amount required and freely convertible into the Base Currency in the relevant interbank market on the Rate Fixing Day (if the Credit is a Loan) or on the date falling three Business Days before the proposed Utilisation Date or, if later, on the date the Facility Agent receives the relevant Request (if the Credit is a Documentary Credit) and (in any case) on the first day of that Term.

8.4                               Revocation of currency

(a)                                  Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

(i)                                     the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

(ii)                                  participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

(b)                                 In this event:

(i)                                     that Lender must participate in the Loan in the Base Currency; and

(ii)                                  the share of that Lender and any other similarly affected Lender(s) in the Loan will be treated as a separate Loan denominated in the Base Currency during that Term.

(c)                                  Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d)                                 A Loan will still be treated as a Rollover Credit if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this Subclause.

8.5                               Optional Currency equivalents

The equivalent in the Base Currency of a Credit or part of a Credit in an Optional Currency for the purposes of calculating:

(a)                                  whether any limit under this Agreement has been exceeded;

(b)                                 the amount of a Credit;

(c)                                  the share of a Lender in a Credit;

(d)                                 the amount of any cancellation, repayment or prepayment of a Credit; or

(e)                                  the undrawn amount of a Lender’s Commitment,

is its Base Currency Amount.

8.6                               Documentary Credits in Optional Currency

(a)                                  If a Documentary Credit is denominated in an Optional Currency the Facility Agent must at six monthly intervals after the date of this Agreement recalculate the Base Currency Amount of that Documentary Credit (for which purpose the Base Currency Amount shall be calculated using the Agent’s Spot Rate of Exchange on the date of calculation).

(b)                                 The Company must, within three Business Days of the Facility Agent giving notice of any calculation under paragraph (a) above, ensure that the Tranche B Facility is prepaid to the extent necessary so that the Base Currency Amount of all outstanding Utilisations of the Tranche B Facility (calculated for Documentary Credits as set out in paragraph (a) above) does not exceed the Tranche B Commitments.

8.7                               Notification

The Facility Agent must notify the Lenders and the Company of the relevant Base Currency Amount (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained.

9.                                      REPAYMENT

9.1                               Repayment of Tranche A Loans

Each Borrower must repay the Tranche A Loans made to it by semi-annual instalments in accordance with the following schedule.  Each Repayment Instalment shall be paid on the dates (each a Repayment Date) indicated below and shall be in an aggregate amount equal to the percentage of the Total Tranche A Commitments as at the date of this Agreement as is set out opposite the relevant Repayment Date below.  The final Repayment Instalment (the Bullet Repayment) shall be paid on the Final Maturity Date and shall comprise all the Tranche A Loans then outstanding.

Repayment Date	Repayment Instalment

Date falling twenty-four months after the date of this Agreement	5.6%

Date falling thirty months after the date of this Agreement	5.6%

Date falling thirty-six months after the date of this Agreement	5.6%

Date falling forty-two months after the date of this Agreement	5.6%

Date falling forty-eight months after the date of this Agreement	5.6%

Date falling fifty-four months after the date of this Agreement	5.6%

Final Maturity Date	All the Tranche A Loans then outstanding

9.2                               Repayment of Tranche B Loans

(a)                                  Each Borrower must repay each Tranche B Loan made to it in full on its Maturity Date.  No Tranche B Loan may be outstanding after the Final Maturity Date.

(b)                                 Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed and any Rollover Credit shall be netted off against the amount to be repaid on the same date so that only the net amount of cash owed as between the parties shall be paid.

9.3                               Repayment of Documentary Credits

(a)                                  Each Borrower must repay each Documentary Credit issued on its behalf in full on its Maturity Date.

(b)                                 Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-utilised.

(c)                                  Any Documentary Credit still outstanding on the Final Maturity Date shall be repaid on that date in accordance with Clause 7.1(a) (General).

10.                               PREPAYMENT AND CANCELLATION

10.1                        Mandatory prepayment - illegality

(a)                                  A Lender (or the Fronting Bank, as the case may be) must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender (or the Fronting Bank, as the case may be) to perform any of its obligations under a Finance Document or to fund or maintain its share in (or, in the case of the Fronting Bank, to issue or leave outstanding) any Credit.

(b)                                 After notification under paragraph (a) above:

(i)                                     each Borrower must repay or prepay the share of that Lender in (or, in the case of the Fronting Bank, the whole of) each Credit utilised by it on the date specified in paragraph (c) below; and

(ii)                                  the Commitments of that Lender will be immediately cancelled (or, as the case may be, the Fronting Bank shall not be obliged to issue any Documentary Credit and each Borrower must use its best endeavours to procure the release of each of the Documentary Credits issued at its request and outstanding at that time).

(c)                                  The date for repayment or prepayment of a Lender’s share in (or, in the case of the Fronting Bank, the whole of) a Credit will be:

(i)                                     the Business Day following receipt by the Company of notice from the Lender under paragraph (a) above; or

(ii)                                  if later, the latest date allowed by the relevant law.

10.2                        Mandatory prepayment - change of control

(a)                                  If at any time, any person or group of persons acting in concert (and/or their Affiliates, limited partnerships or vehicles or funds which are under their control) acquires control of the

Company (other than any person who had control as at the Refinancing Date), then, if the Majority Lenders so require, the Facility Agent must, by notice to the Company:

(i)                                     cancel the Total Commitments; and

(ii)                                  declare all outstanding Credits, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

Any such notice will take effect in accordance with its terms.

(b)                                 In paragraph (a) above:

control means the power (whether through the (direct or indirect) ownership of voting capital, by contract or in any other way recognised by law) to exercise or to control the exercise of 50% plus one vote of the total voting rights in the issued share capital of the Company; and

acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal).

10.3                        Mandatory prepayment – disposals

Upon the sale of all or substantially all of the assets or business of the Group, all of the Commitments shall be cancelled and the Company shall procure that all of the Credits are prepaid in full forthwith in accordance with this Clause 10.

10.4                        Mandatory Prepayment - debt issues

(a)                                  Upon the issue of any bonds, notes or other debt securities by any member of the Group (other than an issue solely in favour of another member of the Group) (a Debt Issue), prior to the Designated Rating being attained by the Company or any Parent, the Company shall ensure that an amount equal to one hundred per cent. of the Net Proceeds of such Debt Issue received by the relevant member of the Group shall be applied in prepayment of Credits in accordance with this Clause 10.

(b)                                 For the purpose of this Subclause:

Net Proceeds means the consideration received by the Company and/or its Subsidiaries in respect of any Debt Issue net of all taxes applicable on, or to any gain resulting from (or incurred in connection with the upstreaming of the consideration received from), that Debt Issue and net of all reasonable third party costs, fees or expenses incurred by members of the Group in arranging and effecting that Debt Issue.

(c)                                  Subject to Clause 10.5 (Payment into a blocked account), any prepayment under this Subclause must be made on or before the last day of the Term of the Credit to be prepaid in which the Net Proceeds of the relevant Issue are received by the relevant company.

10.5                        Payment into a blocked account

(a)                                  In this Clause blocked account means an interest bearing blocked account in the name of the Company with the Facility Agent.

(b)                                 When it is established that the Company will be required to prepay or procure prepayment of Credits on the last day of the current Term(s) for those Credits, the Company must within 10

Business Days of receipt of the relevant Net Proceeds ensure that an amount equal to the amounts to be prepaid is deposited in the blocked account.

(c)                                  The Company and each Borrower irrevocably authorises the Facility Agent to apply any amount deposited with it under paragraph (b) towards prepayment of the Credits on the last day of the relevant Term(s) or earlier if the Company so directs.

(d)                                 Amounts standing to the credit of a blocked account may only be used to repay or prepay Credits in accordance with this Clause 10 or any other amounts outstanding under the Finance Documents.

10.6                        Voluntary prepayment

(a)                                  The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, prepay (or ensure that a Borrower prepays) any Credit at any time in whole or in part.

(b)                                 A prepayment of part of a Credit in respect of a Loan must be in a minimum amount of €10,000,000 and an integral multiple of €5,000,000.

10.7                        Automatic cancellation

The Commitments of each Lender under each Facility will, to the extent undrawn at that date,  be automatically cancelled at the close of business in London on the last day of the Availability Period for that Facility.

10.8                        Voluntary cancellation

(a)                                  The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Tranche A Commitments or the Tranche B Commitments in whole or in part.

(b)                                 Partial cancellation of the Tranche A Commitments or the Tranche B Commitments must be in a minimum amount of €10,000,000 and an integral multiple of €5,000,000.

(c)                                  Any cancellation in part of the Commitments under any Facility will be applied against the Commitment of each Lender participating in that Facility pro rata.

10.9                        Involuntary prepayment and cancellation

(a)                                  If an Obligor is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)                                 After notification under paragraph (a) above:

(i)                                     each Borrower must repay or prepay that Lender’s share in each Credit utilised by it on the date specified in paragraph (c) below; and

(ii)                                  the Commitments of that Lender will be immediately cancelled.

(c)                                  The date for repayment or prepayment of a Lender’s share in a Credit will be the last day of the current Term for that Credit or, if earlier, the date specified by the Company in its notification.

10.10                 Application between Tranche A Facility and Tranche B Facility

(a)                                  Any amount to be applied in mandatory prepayment of the Credits must be applied:

(i)                                     first, in prepayment of the Tranche A Loans;

(ii)                                  secondly, in prepayment of the Tranche B Loans; and

(iii)                               thirdly, in prepayment of any Documentary Credit.

(b)                                 Where there is a mandatory or involuntary prepayment of a Credit, the relevant Commitments will, at the same time, be reduced by the same amount.

(c)                                  If a prepayment is required to be made in respect of the Tranche B Facility at a time when no Tranche B Loan or Documentary Credit is outstanding, the Tranche B Commitments will be reduced by the amount which would have been required to be applied in prepayment of the Tranche B Facility, notwithstanding that no Tranche B Loan or Documentary Credit is prepaid.

(d)                                 Any partial voluntary prepayment of the Tranche A Facility will be applied pro rata against all the remaining Repayment Instalments other than the Bullet Repayment.

(e)                                  Any partial mandatory prepayment of the Tranche A Facility will be applied pro rata against all the remaining Repayment Instalments including the Bullet Repayment.

(f)                                    No amount of a Tranche A Loan repaid or prepaid under this Agreement may subsequently be re-borrowed.

10.11                 Re-borrowing of Credits

Any Credit under the Tranche B Facility which is voluntarily prepaid in whole or in part may be re-borrowed on the terms of this Agreement.  For the avoidance of doubt, any Credit which is mandatorily or involuntarily prepaid may not be re-borrowed.

10.12                 Miscellaneous provisions

(a)                                  Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits and Commitments.  The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b)                                 All prepayments under this Agreement must be made with accrued interest on the amount prepaid.  No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)                                  The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)                                 No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)                                  No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

11.                               INTEREST

11.1                        Calculation of interest

The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)                                  Margin;

(b)                                 IBOR; and

(c)                                  Mandatory Cost.

11.2                        Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

11.3                        Margin adjustments

(a)                                  In this Subclause:

Consolidated Net Total Borrowings, Consolidated Adjusted EBITDA and Quarter Date have the meanings given to them in Clause 21.1 (Financial Covenants – Definitions).

Margin Certificate is a certificate, substantially in the form of Schedule 7 (Form of Compliance Certificate), setting out the ratio of Consolidated Net Total Borrowings and Consolidated Adjusted EBITDA (calculated in accordance with Clause 21.3 (Consolidated Net Total Borrowings to Consolidated Adjusted EBITDA)) as at a Quarter Date.

(b)                                 The Company must supply to the Facility Agent a Margin Certificate within 45 days of each Quarter Date, beginning with the first Quarter Date to fall after the first anniversary of the date of this Agreement.

(c)                                  A Margin Certificate must be signed by two authorised signatories of the Company.

(d)                                 Subject to paragraph (e) below, after the first anniversary of the date of this Agreement the Margin will be calculated by reference to the table below and the information set out in the relevant Margin Certificate:

Column 1	Column 2
Ratio of Consolidated Net Total Borrowings to Consolidated Adjusted EBITDA	Margin (per cent. per annum)

Greater than or equal to 3.50:1	1.500

Less than 3.50:1 but greater than or equal to 3.25:1	1.250

Less than 3.25:1 but greater than or equal to 3.00:1	1.125

Less than 3.0:1	1.000

(e)                                  Any adjustment to the Margin pursuant to paragraph (d) above shall be effective from the date falling 5 Business Days after the date of delivery of the relevant Margin Certificate and applicable accounts.

(f)                                    For so long as:

(i)                                     the Company is in default of its obligation under this agreement to provide a Margin Certificate; or

(ii)                                  an Event of Default is outstanding,

the Margin will be the highest applicable rate, provided that once the Company has provided the outstanding Margin Certificate or the Event of Default is no longer outstanding (as the case may be), the Margin shall revert to the applicable Margin calculated in accordance with Clause 11.3(d).

(g)                                 If the Margin has been reduced under this Subclause in reliance on a Margin Certificate but the subsequent audited financial statements of the Company do not confirm the reduction, the reduction will be reversed with retrospective effect.  The Margin will instead be that calculated by reference to the relevant financial statements of the Company.  If, in this event, any amount of interest has been paid by a Borrower on the basis of the Margin Certificate, that Borrower must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the relevant financial statements.

11.4                        Interest on overdue amounts

(a)                                  If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)                                 Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan.  For this purpose, the Facility Agent may (acting reasonably):

(i)                                     select successive Terms of any duration of up to three months; and

(ii)                                  determine the appropriate Rate Fixing Day for that Term.

(c)                                  Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(i)                                     the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)                                  the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)                                 Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

11.5                        Bank basis

Interest shall accrue from day to day, and be computed on the basis of a year of 360 days and the actual number of days elapsed.

11.6                        Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

12.                               TERMS

12.1                        Selection - Tranche A Loans

(a)                                  Each Tranche A Loan has successive Terms.

(b)                                 Each Term for a Tranche A Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c)                                  A Borrower must select the first Term for a Tranche A Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 10.00 a.m. (London time) on the Rate Fixing Day for that Term.

(d)                                 If a Borrower fails to select a Term for an outstanding Tranche A Loan under paragraph (c) above, that Term will, subject to the other provisions of this Clause, be three months.

(e)                                  Subject to the following provisions of this Clause, each Term for a Tranche A Loan will be one, two, three or six months (or any other shorter period agreed by the Company and the Facility Agent or any other period of longer than six months agreed by the Company and the Facility Agent (acting on the instructions of all the Lenders)).

12.2                        Selection - Tranche B Loans

(a)                                  Each Tranche B Loan has one Term only.

(b)                                 A Borrower must select the Term for a Tranche B Loan in the relevant Request.

(c)                                  Subject to the following provisions of this Clause, each Term for a Tranche B Loan will be one, two, three or six months (or any other shorter period agreed by the Company and the Facility Agent or any other period of longer than six months agreed by the Company and the Facility Agent (acting on the instructions of all the Lenders)).

12.3                        Consolidation

(a)                                  Unless the relevant Borrower otherwise requests, a Term for a Tranche A Loan will end on the same day as the current Term for any other Tranche A Loan.  On the last day of those Terms, those Tranche A Loans will be consolidated and treated as one Tranche A Loan.

(b)                                 Until the Primary Syndication Date, the Term of any Tranche B Loan will end on the same day as the current Term of any other Tranche B Loan borrowed by that Borrower.

12.4                        Coincidence with Repayment Instalment dates

(a)                                  A Borrower may select any Term of less than six months for a Tranche A Loan (and may redesignate any Tranche A Loan as two Tranche A Loans) to ensure that the amount of the Tranche A Loans with a Term ending on a date for repayment of a Repayment Instalment is not less than the Repayment Instalment due on that date.

(b)                                 If a Borrower fails to make a selection in the circumstances envisaged in paragraph (a) above, the Facility Agent may prior to the Rate Fixing Day for the relevant Term shorten any Term for a Tranche A Loan (and may designate any Tranche A Loan as two Tranche A Loans) to achieve the same end.

12.5                        No overrunning the Final Maturity Date

If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

12.6                        Other adjustments

The Facility Agent and the Company may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans, provided that no Term in excess of six months may be agreed by the Facility Agent without the prior agreement of all the Lenders.

12.7                        Notification

The Facility Agent must notify the relevant Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

12.8                        Terms during syndication

Notwithstanding any other provision of this Agreement, no Borrower may choose a Term other than one month (or such other period (not exceeding six months) as may be agreed between the Facility Agent and the Company) in respect of any Loan the Term (or first Term) of which starts before the Primary Syndication Date.

13.                               MARKET DISRUPTION

13.1                        Failure of a Reference Bank to supply a rate

If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 11.00 a.m. (London time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

13.2                        Market disruption

(a)                                  In this Clause, each of the following events is a market disruption event:

(i)                                     IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 11.00 a.m. (London time) on the Rate Fixing Day; or

(ii)                                  the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 35 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b)                                 The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

(c)                                  After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)                                     Margin;

(ii)                                  rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)                               Mandatory Cost.

13.3                        Alternative basis of interest or funding

(a)                                  If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b)                                 Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

14.                               TAXES

14.1                        General

In this Clause:

Irish Lender means a Lender which,

(a)                                  at the date a payment of interest is made under this Agreement, carries on a bona fide banking business in Ireland; or

(b)                                 is a company:

(i)                                     which advances money to an Irish Obligor being a company in the ordinary course of a trade which includes the lending of money to a company;

(ii)                                  in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of the company; and

(iii)                               which:

(A)                              has notified in writing to the appropriate Irish Revenue Commissioners inspector to whom the company makes the return referred to in section 951 of the Taxes Consolidation Act 1997

(TCA) that it meets the requirements of subparagraphs (i) and (ii), and

(B)                                has notified the said Irish Obligor in writing that it is a company which meets those requirements and that it has made the notification referred to in subparagraph (iii)(A); and

(C)                                has provided the said Irish Obligor with its tax reference number (within the meaning of section 885 of the TCA); or

(c)                                  is a qualifying company within the meaning of section 110 of TCA; or

(d)                                 is resident for tax purposes (under the law of the appropriate country) in a country which is a Member State of the European Union (other than Ireland) or with which Ireland has a double taxation agreement and which does not carry on a business in Ireland through a branch or agency with which the payment is effectively connected.

Irish Obligor means an Obligor resident in Ireland for Irish tax purposes or which makes such payments through a branch or office in Ireland.

UK Obligor means an Obligor resident in the United Kingdom for the purposes of United Kingdom taxation or which makes such payments through a branch, office or other permanent establishment in the United Kingdom.

Qualifying Lender means a Lender which is:

(a)                                  in relation to payments of interest made by an Irish Obligor, an Irish Lender;

(b)                                 in relation to payments of interest made by a UK Obligor, a UK Lender; or

(c)                                  a Treaty Lender.

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Treaty Lender means:

(a)                                  in relation to payments made by an Irish Obligor, a Lender which is, on the date a payment of interest is made under this Agreement, a person which is resident (as defined in the appropriate double taxation agreement) in and is making loans from, and which does not carry on a business in Ireland through a branch or agency with which the payment is effectively connected, a country with which Ireland has a double taxation agreement which permits the payment of interest to persons so resident by persons resident in Ireland without the deduction of any withholding tax or a company which is resident for tax purposes (under the law of the appropriate country) in a country which is a Member State of the European Union (other than Ireland) or with which Ireland has a double taxation agreement; or

(b)                                 in relation to payments made by a UK Obligor, a Lender which is, on the date a payment of interest falls due under this Agreement:

(i)                                      a bank or company which is resident (as defined in the appropriate double taxation agreement) in a country with which the United Kingdom has a double taxation agreement which permits the payment of interest to persons so resident by persons so resident in the United Kingdom without the deduction of any withholding tax; and

(ii)                                   does not carry on a business in the United Kingdom through a permanent establishment (as defined in the appropriate double taxation agreement) with which the payment is effectively connected.

U.K. Lender means a Lender which is:

(a)                                  within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act 1988) at the time the Loan was made; or

(b)                                 a U.K. Non-Bank Lender.

U.K. Non-Bank Lender means a Lender which is:

(a)                                  a company resident in the U.K. for tax purposes;

(b)                                 a partnership each member of which is a company resident in the U.K. for tax purposes; or

(c)                                  a company not resident in the U.K. for tax purposes which carries on a trade in the U.K. through a branch or agency or, for the purposes of accounting periods beginning on or after 1st January, 2003, a permanent establishment and brings into account payments made to it under this Agreement in computing its chargeable profits for the purpose of section 11(2) of the Income and Corporation Taxes Act 1988, which, in each case, is beneficially entitled to payments made to it under this Agreement and which has provided to the Company and not retracted confirmation of the above.

14.2                        Tax gross-up

(a)                                  Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 If:

(i)                                     a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)                                  an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent.  The Facility Agent must then promptly notify the affected Parties.

(c)                                  Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                 Except as provided below, neither an Irish Obligor or a U.K. Obligor is required to make an increased payment under paragraph (c) above to a Lender that is not, or has ceased to be, a Qualifying Lender in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender.

(e)                                  Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(f)                                    Neither an Irish Obligor or a U.K. Obligor is required to make an increased payment to a Lender under paragraph (c) above if that Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (i) below.

(g)                                 If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(h)                                 Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence (including copies of any receipts) satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(i)                                     A Treaty Lender must co-operate with each Obligor by using its reasonable endeavours to complete any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(j)                                     Any confirmation by a Lender of its status for the purpose of the definition of U.K. Non-Bank Lender must be given to the Facility Agent on or promptly after the date it becomes a Lender.  The Facility Agent must promptly forward any confirmation received by it to the Company.  A U.K. Non-Bank Lender must promptly notify the Company and the Facility Agent of any change in its status that may affect any confirmation made by it.

14.3                        Tax indemnity

(a)                                  Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)                                 Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)                                     that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)                                  that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party.  However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)                                  A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

14.4                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

(a)                                   a Tax Credit is attributable to that Tax Payment; and

(b)                                  it has used and retained that Tax Credit,

the Finance Party must promptly notify the Obligor of such Tax Credit and promptly pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave the Finance Party (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been made by the Obligor.

14.5                        Stamp taxes

The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

14.6                        Value added taxes

(a)                                  Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount.  If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)                                 The obligation of any Obligor under paragraph (a) above will be reduced to the extent that the Finance Party reasonably determines that it is entitled to repayment or a credit in respect of the relevant Tax.

15.                               INCREASED COSTS

15.1                        Increased Costs

Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)                                  the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

(b)                                 compliance with any law or regulation,

made after the date of this Agreement.

15.2                        Exceptions

The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)                                  compensated for under another Clause or would have been but for an exception to that Clause;

(b)                                 a tax on the overall net income of a Finance Party or any of its Affiliates;

(c)                                  attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation; or

(d)                                 compensated for by the payment of the Mandatory Costs.

15.3                        Claims

A Finance Party intending to make a claim for an Increased Cost must notify the Company promptly of the circumstances giving rise to, and the amount of, the claim.

16.                               MITIGATION

16.1                        Mitigation

(a)                                  Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)                                     any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)                                  that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)                               that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

including (but not limited to) transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)                                 The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step requested to be taken by it under this Subclause.

(c)                                  A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.2                        Conduct of business by a Finance Party

No term of this Agreement will:

(a)                                  interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax which it considers to be confidential.

17.                               PAYMENTS

17.1                        Place

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

(a)                                  in the principal financial centre of the country of the relevant currency; or

(b)                                 in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

17.2                        Funds

Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

17.3                        Distribution

(a)                                  Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(i)                                     in the principal financial centre of the country of the relevant currency; or

(ii)                                  in the case of euro, in the principal financial centre of a Participating Member State or London,

as it may notify to the Facility Agent for this purpose by not less than five Business Days’ prior notice.

(b)                                 The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)                                  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it.  However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount.  If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds from such sources as it may reasonably select.

17.4                        Currency

(a)                                  Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)                                 Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)                                  A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)                                 Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e)                                  Each other amount payable under the Finance Documents is payable in euros.

17.5                        No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

17.6                        Business Days

(a)                                  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)                                 During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

17.7                        Partial payments

(a)                                  If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties and/or the Security Agent under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

(iii)                               thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

(iv)                              fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)                                  This Subclause will override any appropriation made by an Obligor.

17.8                        Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within five Business Days of demand by the relevant Finance Party.

18.                               GUARANTEE AND INDEMNITY AND RELEASE OF SECURITY

18.1                        Guarantee and indemnity

Each Guarantor jointly and severally and irrevocably and unconditionally:

(a)                                  guarantees to each Finance Party punctual performance by each Obligor of all its payment obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that, whenever an Obligor does not pay any amount when due under any Finance Document, it must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)                                  indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation expressed to be guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

18.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3                        Reinstatement

(a)                                  If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b)                                 Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

18.4                        Waiver of defences

The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party).  This includes:

(a)                                  any time or waiver granted to, or composition with, any person;

(b)                                 any release of any person under the terms of any composition or arrangement;

(c)                                   the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)                                 any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)                                    any amendment (however fundamental) of a Finance Document or any other document or security; or

(g)                                 any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

18.5                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

18.6                        Appropriations

Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                  without affecting the liability of any Guarantor under this Clause:

(i)                                     refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)                                  apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)                                 hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause.

18.7                        Non-competition

Unless:

(a)                                  all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

(b)                                 the Facility Agent otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

(i)                                     be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(ii)                                  be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause;

(iii)                               claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf) in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause; or

(iv)                              receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor in respect of any payment made or moneys received on account of that Guarantor’s liability under this Clause.

Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

18.8                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

18.9                        Certificate

A certificate of the Facility Agent as to any amount due from any Obligor under this Agreement (containing reasonable details of the calculation thereof) shall, in the absence of manifest error, be prima facie evidence of such amount as against each Guarantor.

18.10                 Release of Guarantors

At the time of completion of any sale or other disposal (in accordance with and as expressly permitted by this Agreement and by Clause 30.7 (Resignation of an Obligor (other than the Company or eircom)) in particular) to a person or persons outside (and which will remain outside) the Group of all of the shares in the capital of any Guarantor (other than the Company) (or of all of the shares in any other member of the Group such that any Guarantor (other than the Company) ceases as a result thereof to be a member of the Group) and in such other circumstances (if any) as all the Lenders may from time to time agree in writing, such Guarantor shall be released from all past, present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Guarantor by way of contribution) hereunder and under the other Finance Documents to which it is a party (other than liabilities which it has in its capacity as a Borrower).  For the avoidance of doubt, notwithstanding the foregoing, the Company must comply with Clause 21.6 (Guarantor cover) at all times.

18.11                 Attainment of Designated Rating – Release of Security Interests

(a)                                  Once the Designated Rating has been attained by the Company or any Parent, if the Company so requests in writing to the Security Agent, the Security Agent shall (at the expense of the Company), and is hereby irrevocably authorised by each other Finance Party to, promptly execute on behalf of itself and each Finance Party, without the need for any further referral to, or authority from, any Finance Party or other Party, a release or discharge of the Security Interests created by the Security Documents substantially in the form set out in Schedule 13 (Form of Release) Part 1 or Part 2 (as appropriate).

(b)                                 Each Finance Party will (at the cost of the Company) promptly do such other things as requested by the Company (acting reasonably) to effect the release or discharge referred to in paragraph (a) above of the Security Interests created by the Security Documents .

19.                               REPRESENTATIONS

19.1                        Representations

The representations set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party.  The representations and warranties in Clause 19.2 to 19.19 (inclusive) shall be subject to any matter disclosed in all material respects to the Finance Parties in the Disclosure Letter.

19.2                        Status

(a)                                  It is a company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)                                 It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.3                        Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

19.4                        Legal validity

Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party (other than any Hedging Security Document) is its legally binding, valid and enforceable obligation.

19.5                        Non-conflict

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)                                  any law or regulation applicable to it;

(b)                                 its constitutional documents or the constitutional documents of any of its Subsidiaries who are party to the Finance Documents; or

(c)                                  any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets in such a manner or to such an extent as to have a Material Adverse Effect.

19.6                        No default

(a)                                  No Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document.

(b)                                 No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document.

(c)                                  No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

19.7                        Authorisations

Except for registration of each Security Document, all authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect save where failure to obtain or effect any such authorisation would not have a Material Adverse Effect.

19.8                        Business licences, etc.

All authorisations required by it and the Material Subsidiaries in order for it and the Material Subsidiaries to carry on their business operations have been obtained or effected, save where failure to do so would not have a Material Adverse Effect.

19.9                        Financial statements

Its audited financial statements most recently delivered to the Facility Agent under this Agreement:

(a)                                  have been prepared in accordance with the accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

(b)                                 give a true and fair view of its financial condition (consolidated if applicable) as at the date to which they were drawn up,

except, in each case, as disclosed in those financial statements.

19.10                 No material adverse effect

No event or series of events have occurred which constitute a Material Adverse Effect.

19.11                 Information Package

(a)                                  In this Subclause:

Information Package means:

(i)                                     the Business Model; and

(ii)                                  the Information Memorandum,

supplied to the Mandated Lead Arrangers.

(b)                                 In the case of the Company only:

(i)                                     the factual information contained in the Information Package was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given;

(ii)                                  all expressions of opinion or intention contained in the Information Package were made after careful consideration and are believed by the Company to be reasonable as at the date at which it is stated to be given;

(iii)                               the financial projections contained in the Information Package have been prepared as at the date of the Information Package on the basis of recent historical information and assumptions believed by the Company to be reasonable at that date;

(iv)                              the Information Package did not omit as at its date any information which, if disclosed, would make the Information Package untrue or misleading in any material respect; and

(v)                                 nothing has occurred since the date of the Information Package which, if disclosed, would make the Information Package untrue or misleading in any material respect.

The Company may make written disclosures to the Facility Agent against this representation prior to its repetition on the Primary Syndication Date and the representation will be deemed to be qualified by those written disclosures.

19.12                 Litigation etc.

(a)                                  No litigation, arbitration or administrative or regulatory proceedings or investigations are current or, to its knowledge, pending or threatened, which are reasonably likely to be determined adversely to it or to any of its Subsidiaries, and which, if adversely determined, would have a Material Adverse Effect.

(b)                                 No labour disputes are current or, to its knowledge, threatened which would have a Material Adverse Effect.

19.13                 Structure Memorandum

(a)                                  In this Subclause, Structure Memorandum means the chart set out in Schedule 11 (Structure Memorandum).

(b)                                 In the case of the Company only, the Structure Memorandum, shows all members of the Group as it will be constituted on and immediately after the Refinancing Date and is accurate in all material respects.

19.14                 Intellectual Property Rights

(a)                                  It (and each Material Subsidiary) owns or has licensed to it or has the right to use all the Intellectual Property Rights which are material in the context of its business and which are required by it in order for it to carry on its business in all material respects as it is being conducted and as reflected in the Original Financial Statements and it does not (nor does any Material Subsidiary), in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which would have a Material Adverse Effect.

(b)                                 All actions (including payment of all fees) required to maintain any Intellectual Property Rights which are material in the context of its (or the Material Subsidiaries’) business in full force and effect have been taken where failure to take any such action would have a Material Adverse Effect.

19.15                 Ownership of Assets

Save for any shares held by the Nominees in eircom Funding or by any New eircom Funding Nominees in any New eircom Funding and those assets the subject of the Lease Transactions, it and each Material Subsidiary is the legal and beneficial owner of the shares and other assets which are material in the context of their business and which are required by each of them in order for each of them to carry on their business in all material respects as it is being conducted (or, in the case of other assets, such companies are otherwise lawfully entitled to use such assets whether pursuant to licences or other agreements), save to the extent that failure to own such assets or to have an entitlement to use such assets would not have a Material Adverse Effect.

19.16                 Environmental Matters

(a)                                  It and each of its Material Subsidiaries have obtained all requisite Environmental Approvals required for the carrying on of its business as currently conducted and have at all times complied with (i) the terms and conditions of such Environmental Approvals and (ii) all other applicable Environmental Laws which in each case, if not obtained or complied with, would have a Material Adverse Effect.

(b)                                 To the best of its knowledge and belief, there is no Environmental Claim (whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise) pending or threatened, and there are no past or present acts, omissions, events or circumstances that would be likely to form the basis of any Environmental Claim (including, without limitation any arising out of the use, disposal, generation, storage, release, burial, deposit or emission of any Dangerous Substance and whether in respect of any site previously or currently owned or occupied by any member of the Group or otherwise), against it or any member of the Group which if determined against that member of the Group would have a Material Adverse Effect.

19.17                 Pari passu ranking

Its obligations under the Finance Documents rank and will rank at least pari passu with all its other unsecured obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.18                 Tax liabilities

(a)                                  Save for claims being contested in good faith and in respect of which adequate provision has been or will be and is made and disclosed in the latest accounts, no material claims are being or are reasonably likely to be asserted against it or any of its Material Subsidiaries with respect to Taxes which are reasonably likely to be determined adversely to it or to such Material Subsidiary and which, if determined adversely to it or to such Material Subsidiary, would have a Material Adverse Effect.

(b)                                 Neither it nor any Material Subsidiary are overdue in the filing of any Tax returns required to be filed by any of them, and each of them has paid all Taxes shown to be due on any Tax returns required to be filed by them or on any assessments made against them where failure to file, non-payment or a claim for payment would in any such case have a Material Adverse Effect.

19.19                 Financial Indebtedness and Security Interests

Other than Financial Indebtedness and Security Interests permitted under this Agreement, no member of the Group has any Financial Indebtedness outstanding or any Security Interest on any of its assets.

19.20                 Times for making representations

(a)                                  The representations set out in this Clause (other than the representation set out in Clause 19.11 (Information Package) in respect of the Information Memorandum only) are made by each Original Obligor on the date of this Agreement.

(b)                                 Subject to paragraph (c) below, each representation is deemed to be repeated by:

(i)                                     each Additional Obligor and the Company on the date that Additional Obligor becomes an Obligor; and

(ii)                                  each Obligor on the date of each Request, each Utilisation Date and the first day of each Term.

(c)                                  (i)                                     The representations set out in Clauses 19.6(a) (No Default), 19.7 (Authorisations), 19.8 (Business licences, etc.), 19.10 (No material adverse effect), 19.12 (Litigation etc.), 19.13 (Structure Memorandum), 19.14 (Intellectual Property Rights), 19.16 (Environmental Matters), 19.17 (Pari passu ranking) and 19.19 (Financial Indebtedness and Security Interests) shall not be repeated after the Refinancing Date.

(ii)                                  The representation set out in Clause 19.11 (Information Package) shall be deemed to be repeated on the Refinancing Date (in respect of the Business Model only), the date the Information Package (or part thereof) is delivered to the Mandated Lead Arrangers and on the Primary Syndication Date.

(d)                                 When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

20.                               INFORMATION COVENANTS

20.1                        Financial statements

(a)                                  The Company and eircom must each supply to the Facility Agent in sufficient copies for all the Lenders:

(i)                                     its audited consolidated annual financial statements for each of its financial years; and

(ii)                                  its quarterly consolidated management accounts; and

(iii)                               the audited annual financial statements of any Borrower for each of its financial years.

(b)                                 All financial statements must be supplied as soon as they are available and:

(i)                                     in the case of any audited consolidated financial statements of the Company or eircom, within 120 days;

(ii)                                  in the case of any quarterly consolidated management accounts, within 60 days; and

(iii)                               in the case of each other Borrower’s audited annual financial statements, within 120 days,

of the end of the relevant financial period.

20.2                        Form of financial statements

(a)                                  The Company must ensure that each set of financial statements of a member of the Group supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

(b)                                 The Company must ensure that each set of its annual audited consolidated financial statements are prepared in accordance with GAAP, consistently applied.

(c)                                  If GAAP at any time changes so that it differs from the Accounting Principles in a way that has had or will have a material impact on the calculation of the financial covenants set out in Clause 21 (Financial Covenants) or the Company, eircom or any of the Borrowers intends to change the manner in which any of its financial statements are prepared then:

(i)                                     the Company must promptly notify the Facility Agent of such change and provide a written description of the impact of such change on the calculation of the financial covenants set out in Clause 21 (Financial Covenants);

(ii)                                  the Company and Facility Agent must enter into discussions in good faith for a period of not more than 30 days to discuss the consequences of such change on the calculation of the financial covenants in Clause 21 (Financial Covenants) with a view to agreeing any amendments required to be made to this Agreement to place the Obligors and the Lenders in the same position as they would have been in if the change notified under paragraph (i) above had not happened; and

(iii)                               the Facility Agent or the Company may require that compliance with Clause 21 (Financial Covenants) be calculated in accordance with the Accounting Principles, in which case compliance with the financial covenants in Clause 21 (Financial covenants) in respect of each Quarter Date which falls at the end of a Measurement Period during which the relevant change from the Accounting Principles applies will be tested by reference to the Accounting Principles.

(d)                                 Any agreement between the Company and the Facility Agent pursuant to paragraph (c)(ii) above will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e)                                  If no agreement is reached under paragraph (c)(ii) above on the required amendments to this Agreement, the Company must supply with each set of consolidated financial statements of the Group supplied under this Agreement a reconciliation statement in sufficient detail to allow the financial covenants in Clause 21 (Financial covenants) to be tested on the basis of the Accounting Principles.

20.3                        Compliance Certificate

(a)                                  A Compliance Certificate is a certificate, substantially in the form of Schedule 7 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

(b)                                 The Company must supply to the Facility Agent a Compliance Certificate with each set of its audited consolidated annual financial statements sent to the Facility Agent under this Agreement.

(c)                                  The Company must supply to the Facility Agent a Compliance Certificate with each set of quarterly management accounts delivered to the Facility Agent under this Agreement.

(d)                                 A Compliance Certificate must be signed by two authorised signatories of the Company.

20.4                        Presentations

If requested by the Facility Agent, the Company shall procure that at least once in each financial year the senior executives of the Company and eircom shall give a presentation to the Lenders at a place and time agreed between the Company and Facility Agent (each acting reasonably), such presentation to include discussions of projections for the Group’s business covering the period of the then current Corporate Plan.

20.5                        Auditors

(a)                                  The Company must retain as its Auditors one of the firms specified in the definition thereof, and may only replace its Auditors with a firm not named in the definition thereof with the prior approval of the Facility Agent (acting on the instructions of the Majority Lenders), such approval not to be unreasonably withheld or delayed.

(b)                                 Until the Designated Rating is attained by the Company or any Parent, if the Facility Agent notifies the Company in writing that it reasonably suspects that a Default has occurred and is continuing or that the Company has provided materially inaccurate information to it and the Facility Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Facility Agent may notify the Company, stating the questions or issues which the Facility Agent wishes to discuss with the Auditors. In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company except where no Default is shown to exist):

(i)                                     to discuss the financial position of each member of the Group with the Facility Agent on request from the Facility Agent; and

(ii)                                  to disclose to the Facility Agent for the Finance Parties any information which the Facility Agent may reasonably request.

20.6                        Information - miscellaneous

The Company must supply to the Facility Agent (in sufficient copies for all the Lenders if the Facility Agent so requests):

(a)                                  copies of all documents despatched by the Company to its shareholders or to its creditors generally or any class of them at the same time as they are despatched;

(b)                                 promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which have a reasonable prospect of being adversely determined and, if adversely determined, would have a Material Adverse Effect;

(c)                                  promptly on request a list of the then current Material Subsidiaries;

(d)                                 promptly on request, an up to date copy of its shareholders’ register; and

(e)                                  promptly on request, such further information regarding the financial condition, assets and operations of the Group as any Finance Party, through the Facility Agent, may reasonably request.

20.7                        Notification of Default

(a)                                  Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                 Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

(c)                                  If the Facility Agent has reasonable grounds for believing that there is or may be an Event of Default outstanding or an Event of Default is outstanding, the Company will procure (at its own cost) that any one or more representatives of the Facility Agent and/or accountants or other professional advisers appointed by the Facility Agent are allowed to have access during normal business hours to the assets, books and records of each member of the Group and are able to inspect and copy the same.

20.8                        Year end

The Company must not change its financial year end without the consent of the Facility Agent (acting on the instructions of the Majority Lenders), such consent not to be unreasonably withheld or delayed.

20.9                        Use of websites

(a)                                  Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)                                     the Facility Agent and the Lender agree;

(ii)                                  the Company and the Facility Agent designate an electronic website for this purpose;

(iii)                               the Company notifies the Facility Agent of the address of and password for the website; and

(iv)                              the information posted is in a format agreed between the Company and the Facility Agent.

The Facility Agent must supply each relevant Lender with the address of and password for the website.

(b)                                 Notwithstanding the above, the Company must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)                                     any Lender not agreeing to receive information via the website; and

(ii)                                  within ten Business Days of request any other Lender, if that Lender so requests.

(c)                                  The Company must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)                                     the website cannot be accessed;

(ii)                                  the website or any information on the website is infected by any electronic virus or similar software;

(iii)                               the password for the website is changed; or

(iv)                              any information to be supplied under this Agreement is posted on the website or amended after being posted.

If the circumstances in paragraphs (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form.

20.10                 Know your customer requirements

(a)                                  Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all know your customer requirements.

(b)                                 Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.

21.                               FINANCIAL COVENANTS

21.1                        Definitions

In this Clause:

Adjusted EBITDA means, in relation to any person, a calculation on the same principles as that set out in the definition of Consolidated Adjusted EBITDA below, but, unless otherwise provided, on an unconsolidated basis.

Consolidated Cash and Cash Equivalents means any Cash and Cash Equivalents to which any member of the Group or the relevant member of the Group (as the case may be) is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings.

Consolidated Adjusted EBITDA means, for any Measurement Period, Consolidated EBITDA for that Measurement Period, adjusted by adding back (but only to the extent already deducted) any redundancy costs expensed in that Measurement Period to any employees and/or former employees of the Group and/or any amortisation of the pension surplus of eircom created at the time of its acquisition by the Company and identified in the Original Financial Statements.

Consolidated EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period, adjusted by:

(a)                                  adding back Consolidated Net Interest Payable and any capitalised interest (relating to debt issue costs) and interest payable in kind;

(b)                                 taking no account of any exceptional or extraordinary item;

(c)                                  excluding any amount attributable to minority interests;

(d)                                 adding back depreciation and amortisation; and

(e)                                  excluding any intra-Group items.

Consolidated Interest Payable means all interest and periodic financing charges including acceptance commission, commitment fee and the interest element of rental payments on finance or capital leases (whether, in each case, paid or payable in cash but excluding capitalised interest (relating to debt issue costs) and interest payable in kind), incurred by the Group or relevant member of the Group (as the case may be) in effecting, servicing or maintaining Consolidated Total Borrowings during a Measurement Period and including, for the avoidance of doubt, all documentary credit fees in relation to Documentary Credits.

Consolidated Net Interest Payable means Consolidated Interest Payable, less all financing income received or receivable by the Group or relevant member of the Group (as the case may be) during the relevant Measurement Period, plus or minus (as the case may be) the net amount paid to or, as the case may be, paid to or by the Group under Treasury Transactions in respect of interest rate and currency exposure on indebtedness during the relevant Measurement Periods.

Consolidated Net Total Borrowings means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

Consolidated Total Borrowings means, in respect of the Group or any relevant member of the Group (as the case may be), at any time the aggregate of the following:

(a)                                  the outstanding principal amount of any moneys borrowed;

(b)                                 the outstanding principal amount of any acceptance under any acceptance credit;

(c)                                  the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

(d)                                 the capitalised element of indebtedness under a finance or capital lease treated as such in the Group’s consolidated accounts;

(e)                                  the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

(f)                                    the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset to the extent payable more than 120 days after the acquisition of such asset by the party liable;

(g)                                 any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in paragraph (c) above;

(h)                                 the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

(i)                                     the net mark to market value of derivative transactions protecting against or benefiting from fluctuations in any rate or price (other than under the Hedging Documents);

(j)                                     for the avoidance of doubt, excluding the outstanding amount attributable to Section 17 Guarantees which are not treated as borrowings under the accounting principles applicable under Clause 21.2(a) (Interpretation); and

(k)                                  the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a) - (j) above which is the subject of a guarantee, indemnity or similar assurance against financial loss given by a member of the Group, but excluding:

(i)                                     any Shareholder Debt;

(ii)                                  any indebtedness between an Obligor and any other Obligor; and

(iii)                               the eircom Funding Loan and the New eircom Funding Loan.

which would otherwise be included, and so that:

(A)                              no amount shall be taken into account more than once in the same calculation (regardless of whether that amount is also the subject of a guarantee or other indemnity); and

(B)                                where any indebtedness is guaranteed or otherwise credit-supported by a Documentary Credit, there shall be no double counting of that indebtedness and the relevant amount of the Documentary Credit.

Any amount outstanding in a currency other than euros (other than amounts outstanding under the High Yield Notes which are denominated in US Dollars to the extent that such amounts are subject to currency hedging under Permitted Treasury Transactions) is to be taken into account at its euro equivalent calculated on the basis of:

(1)                                  the Agent’s Spot Rate of Exchange on the day the relevant amount falls to be calculated; or

(2)                                  if the amount is to be calculated on the last day of a financial period of the Company, the rate of exchange used by the Company in its financial statements for that period.

Consolidated Total Senior Borrowings means, at any time, Consolidated Total Borrowings at such time less the aggregate principal amount outstanding under the Junior High Yield Notes at such time and the aggregate principal amount outstanding under any Financial Indebtedness raised by New eircom Funding and permitted under Clause 22.7(a)(xv) (Borrowing and refinancing) at such time.

Measurement Period means a period of 12 months ending on each Quarter Date.

Quarter Date means each 30th June, 30th September, 31st December and 31st March

21.2                        Interpretation

(a)                                  Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with GAAP or, if required by Clause 20.2(c) (Form of financial statements), the Accounting Principles.

(b)                                 All the terms defined in Clause 21.1 (Financial Covenants - Definitions) above are to be determined on a consolidated basis (unless the contrary intention appears) as determined from the audited consolidated annual financial statements of the Group or the quarterly management accounts of the Group delivered pursuant to Clause 20.1 (Information Covenants - Financial Statements), whichever is the more recent (but in the latter case, subject to adjustment in the light of the audited consolidated annual financial statements of the Group covering the same period when released).

(c)                                  In each case where one of the terms defined in Clause 21.1 (Financial covenants – Definitions) above and setting out a calculation to be applied on a consolidated basis is to be calculated in relation to an individual company or companies, it shall be calculated on the same principles as in that definition but on an unconsolidated basis.

(d)                                 No item must be credited or deducted more than once in any calculation under this Clause.

21.3                        Consolidated Net Total Borrowings to Consolidated Adjusted EBITDA

The Company must ensure that the ratio of Consolidated Net Total Borrowings on each Quarter Date falling on or about a date specified in column 1 below to Consolidated Adjusted EBITDA for the Measurement Period ended on such Quarter Date shall not exceed the ratio set out in column 2 below opposite the relevant date.

Column 1	Column 2
Date	Consolidated Net Total Borrowings: Consolidated Adjusted EBITDA
30th June, 2004	4.00:1
30th September, 2004	4.00:1
31st December, 2004	4.00:1
31st March, 2005	3.75:1
30th June, 2005	3.75:1
30th September, 2005	3.75:1
31st December, 2005	3.75:1
31st March, 2006	3.60:1
30th June, 2006	3.60:1
30th September, 2006	3.60:1
31st December, 2006	3.60:1
31st March, 2007	3.50:1
30th June, 2007	3.50:1
30th September, 2007	3.50:1
31st December, 2007	3.50:1
31st March, 2008	3.25:1
30th June, 2008	3.25:1

Column 1	Column 2
Date	Consolidated Net Total Borrowings: Consolidated Adjusted EBITDA
30th September, 2008	3.25:1
31st December, 2008	3.25:1

21.4                        Interest Cover Ratio

The Company must ensure that the ratio of Consolidated Adjusted EBITDA to Consolidated Net Interest Payable for each Measurement Period ending on a Quarter Date falling on or about a date during a period specified in Column 1 below shall not be less than the ratio set out in column 2 below opposite the relevant date or period.

Column 1	Column 2
Date	Consolidated Adjusted EBITDA: Consolidated Net Interest Payable
30th June, 2004	3.25:1
30th September, 2004	3.25:1
31st December, 2004	3.25:1
31st March, 2005	4.00:1
30th June, 2005	4.00:1
30th September, 2005	4.00:1
31st December, 2005	4.00:1
31st March, 2006	4.25:1
30th June, 2006	4.25:1
30th September, 2006	4.25:1
31st December, 2006	4.25:1
31st March, 2007	4.25:1
30th June, 2007	4.25:1
30th September, 2007	4.25:1
31st December, 2007	4.25:1
31st March, 2008	4.25:1
30th June, 2008	4.25:1
30th September, 2008	4.25:1
31st December, 2008	4.25:1

21.5                        Consolidated Total Senior Borrowings to Consolidated Adjusted EBITDA

The Company must ensure that the ratio of Consolidated Total Senior Borrowings to Consolidated Adjusted EBITDA on each Quarter Date falling on or about a date specified in column 1 below to Consolidated Adjusted EBITDA for the Measurement Period ended on such Quarter Date shall not exceed the ratio set out in column 2 below opposite the relevant date.

Column 1	Column 2
Date	Consolidated Total Senior Borrowings: Consolidated Adjusted EBITDA
30th June, 2004	3.50:1
30th September, 2004	3.50:1
31st December, 2004	3.50:1
31st March, 2005	3.40:1
30th June, 2005	3.40:1
30th September, 2005	3.40:1
31st December, 2005	3.40:1
31st March, 2006	3.25:1
30th June, 2006	3.25:1
30th September, 2006	3.25:1
31st December, 2006	3.25:1
31st March, 2007	3.00:1
30th June, 2007	3.00:1
30th September, 2007	3.00:1
31st December, 2007	3.00:1
31st March, 2008	2.75:1
30th June, 2008	2.75:1
30th September, 2008	2.75:1
31st December, 2008	2.75:1

21.6                        Guarantor cover

(a)                                  The Company must ensure that at any time after the date falling 45 days after the Refinancing Date or such earlier date on which the Company has complied with Clause 4.4 (Conditions subsequent), the aggregate net assets, turnover and Adjusted EBITDA of the Guarantors are not at any time less than 80 per cent. of the total net assets, turnover or Consolidated Adjusted EBITDA of the Group.

(b)                                 For the purpose of this Clause:

(i)                                     the net assets, turnover and Adjusted EBITDA of a Guarantor will be determined from its financial statements (unconsolidated if it has Subsidiaries) based upon which the latest audited consolidated annual financial statements of the Group have been prepared;

(ii)                                  if a company becomes a Guarantor after the date on which the latest audited consolidated annual financial statements of the Group have been prepared, the net assets, turnover and Adjusted EBITDA of that Guarantor will be determined from its latest financial statements; and

(iii)                               the net assets, turnover and Consolidated Adjusted EBITDA of the Group will be determined from its latest audited consolidated annual financial statements, adjusted (where appropriate) (A) to reflect the gross assets and Adjusted EBITDA of any company or business which has subsequently been disposed of or acquired and (B) by deducting the contribution to such net assets, turnover and Consolidated Adjusted EBITDA of the Excluded Companies.

22.                               GENERAL COVENANTS

22.1                        General

Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to any Material Subsidiary or other member of the Group, each Obligor must ensure that each of its Material Subsidiaries or, where the relevant covenant is expressed to apply to each member of the Group, each of its Subsidiaries performs that covenant.

22.2                        Authorisations

(a)                                  Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

(b)                                 Each member of the Group must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to carry on its business where failure to do so would have a Material Adverse Effect.

22.3                        Compliance with laws

Each Obligor and each Material Subsidiary must comply in all respects with all laws to which it is subject where failure to do so would have a Material Adverse Effect.

22.4                        Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

22.5                        Negative pledge

(a)                                  Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(b)                                 Paragraph (a) does not apply to:

(i)                                     any Security Interest created or evidenced by the Security Documents and, until the first Utilisation Date, the Security Documents (as defined in the Existing Facility Agreement);

(ii)                                  until such time as the Security Interests created or evidenced by the Security Documents are released pursuant to Clause 18.11 (Attainment of Designated Rating – Release of Security Interests), any Security Interest created or evidenced by the Hedging Security Documents;

(iii)                               any Security Interest referred to in Schedule 6 (Existing Security), except, where an amount is stated, to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

(iv)                              any Security Interest comprising a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(v)                                 any lien arising by operation of law and in the ordinary course of trading;

(vi)                              any Security Interest already existing on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement but only for the period of six months from the date of acquisition and to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

(vii)                           any Security Interest granted in respect of pre-judgment legal process or judgment relating to security for costs, in each case where the relevant proceedings are being contested in good faith by the relevant party;

(viii)                        any Security Interest securing Taxes which are not overdue;

(ix)                                any Security Interest given pursuant to Clause 7.1(c)(iii) (Documentary Credits);

(x)                                   any Security Interest for which the relevant company has the prior written consent of the Majority Lenders;

(xi)                                any retention of title to goods supplied to any member of the Group in the ordinary course of its trading activities securing obligations not more than 90 days overdue (but excluding for the avoidance of doubt any vendor financing arrangements not permitted pursuant to this Agreement);

(xii)                             any Security Interest created over real property owned by the Group (other than the real property mortgaged under the Debentures and which is specifically referred to in the Second Schedule thereto) to secure finance for the development of the real property over which the Security Interest is created, provided that the aggregate principal amount secured by all such Security Interests may not exceed €25,000,000;

(xiii)                          any Security Interest created over St. John’s Road;

(xiv)                         any Security Interest created over any real property which has been transferred to or otherwise vested in a Joint Venture in accordance with Clause 22.10(b)(A)(II) or (III) (Mergers, Acquisitions and Joint Ventures) (or, in the case of any such real property which has been transferred to or otherwise vested in a Joint Venture after the Designated Rating has been attained by the Company or any Parent, in accordance with Clause 22.10(b)(B) (Mergers, Acquisitions and Joint Ventures)) or over the assets of a Joint Venture with no material assets other than such real property, in each case to secure finance for the development of the real property over which the Security Interest is created;

(xv)                            any netting of payments under Permitted Treasury Transactions; and

(xvi)                         any Security Interest (not being over any asset subject to any Security Interest under the Security Documents) securing that member of the Group’s own indebtedness which (when taken together with any other indebtedness which has the benefit of a Security Interest not permitted under the preceding sub-paragraphs) and together with the aggregate amount of indebtedness permitted under paragraph (d) below, does not exceed €25,000,000.

(c)                                  No member of the Group may:

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)                                 Any member of the Group may enter into transactions otherwise prohibited by sub-paragraphs (c)(i) and (ii) above so long as the aggregate amount of outstanding indebtedness of the Group in respect of all such transactions at any time, together with the aggregate amount of all outstanding indebtedness secured by Security Interests permitted under Clause 22.5(b)(xvi) (Negative Pledge) at that time, does not exceed €25,000,000.

22.6                        Disposals

(a)                                  Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)                                 Paragraph (a) does not apply to any disposal:

(i)                                     of stock in the ordinary course of business of the disposing entity;

(ii)                                  of assets in exchange for other assets (not being cash and Cash Equivalents) comparable or superior as to type, value and quality on arm’s length terms;

(iii)                               of obsolete or redundant property, plant and equipment not required for the operation of its business, on arm’s length terms;

(iv)                              arising from:

(A)                              the sharing or lease, license or granting of other right relating to a telecommunications network asset in the ordinary course of business on arm’s length terms; or

(B)                                entry into telecommunications infrastructure sharing agreements in the ordinary course of business on arm’s length terms;

(v)                                 consisting of leases, sub-leases or licences on arm’s length terms over real property in the ordinary course of business of the disposing entity;

(vi)                              to an Obligor or by a Non-Obligor to another Non-Obligor;

(vii)                           by way of sale, disposal or discounting of receivables on arm’s length terms as part of the day-to-day collection activities of the Group and not as a means of raising finance;

(viii)                        of land which is surplus to the requirements of the disposing entity on arm’s length terms;

(ix)                                (other than a transfer effected in accordance with Clause 22.6(b)(xi)) pursuant to or in connection with an outsourcing of the Group’s information technology function, provided that all such outsourcings may not involve the transfer of ownership of assets with an aggregate value in excess of €10,000,000 (or its equivalent) during the life of the Facilities;

(x)                                   of Cash Equivalents:

(A)                              for cash; or

(B)                                in exchange for other Cash Equivalents;

(xi)                                of any asset to a Joint Venture to the extent permitted by Clause 22.10(b) (Mergers, Acquisitions and Joint Ventures);

(xii)                             of St. John’s Road (or any part thereof);

(xiii)                          on arm’s length terms of real property held by a Joint Venture, where the real property disposed of was transferred to or otherwise vested in the Joint Venture in accordance with Clause 22.10(b)(iii)(A)(II) or (III) (Merger, Acquisitions and Joint Ventures) (or, in the case of any such real property transferred to or otherwise vested in the Joint Venture after the Designated Rating has been attained by the Company or any Parent, in accordance with Clause 22.10(b)(iii)(B) (Merger, Acquisitions and Joint Ventures));

(xiv)                         on arm’s length terms of the shares in a Joint Venture established for the principal purpose of the development of real property, where the only material assets of that Joint Venture is real property transferred or otherwise vested in that Joint Venture in accordance with Clause 22.10(b)(iii)(A)(II) or (III) (Mergers, Acquisitions and Joint Ventures) (or, in the case of any such real property transferred or otherwise vested in that Joint Venture after the Designated Rating has been attained by the Company or any Parent, in accordance with Clause 22.10(b)(iii)(B)(Mergers, Acquisitions and Joint Ventures));

(xv)                            where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration for any other disposal not allowed under the preceding sub-paragraphs) does not exceed €20,000,000 (or its equivalent) in any financial year of the Company and does not exceed €75,000,000 (or its equivalent) during the life of the Facilities; or

(xvi)                         with the prior consent of the Majority Lenders.

22.7                        Liabilities

(a)                                  Borrowing and refinancing

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or permit to remain outstanding any Financial Indebtedness falling within paragraphs (a) to (i) of the definition of Financial Indebtedness in Clause 1.1 (Definitions), other than:

(i)                                     under and on the terms of the Finance Documents and, until the first Utilisation Date, the Finance Documents (as defined in the Existing Facility Agreement but excluding the Hedging Documents as defined therein); or

(ii)                                  any Financial Indebtedness permitted in writing by the Majority Lenders; or

(iii)                               any Financial Indebtedness as is permitted by Clause 22.13 (Loans out) or Clause 22.7(b) (Third party guarantees); or

(iv)                              any such Financial Indebtedness to the extent covered by a Documentary Credit made available under this Agreement; or

(v)                                 any such Financial Indebtedness falling within paragraph (g) of the definition thereof which is a Permitted Treasury Transaction; or

(vi)                              any such Financial Indebtedness between two Obligors; or

(vii)                           Financial Indebtedness arising under the Indentures or any other Indenture Document provided that (A) the aggregate principal amount of all such Financial Indebtedness arising under the Senior High Yield Indenture or any other Senior Indenture Document does not at any time exceed €550,000,000; and (B) the aggregate principal amount of all such Financial Indebtedness arising under the Junior High Yield Indenture or any other Junior Indenture Document does not at any time exceed the aggregate of €285,000,000 and US$250,000,000; or

(viii)                        any Shareholder Debt; or

(ix)                                any Financial Indebtedness incurred in connection with performance bonds granted in connection with repayable works orders which in aggregate do not exceed €15,000,000 or its equivalent at any time; or

(x)                                   any Financial Indebtedness incurred between a member of the Group and a Joint Venture to the extent permitted by Clause 22.10 (Mergers, Acquisitions and Joint Ventures); or

(xi)                                any Financial Indebtedness secured by a Security Interest permitted by Clause 22.5(b)(xii), (xiii) or (xiv) (Negative pledge), provided that the relevant creditor’s recourse in respect of such Financial Indebtedness against any member of the Group is limited to the assets the subject of that Security Interest; or

(xii)                             any Financial Indebtedness outstanding on the date of this Agreement and incurred between an Obligor and a Non-Obligor the details of which are set out in Schedule 12 (Existing Group Indebtedness); or

(xiii)                          any Financial Indebtedness under the documentation entered into or to be entered into in relation to any Lease Transactions; or

(xiv)                         any Financial Indebtedness under those existing overdraft facilities of the Group and their replacement facilities in an aggregate amount not exceeding €30,000,000; or

(xv)                            provided the Company has, at the time such Financial Indebtedness is incurred, complied in full with its obligations under Clause 4.4 (Conditions Subsequent):

(A)                              any such Financial Indebtedness incurred by an Obligor; or

(B)                                any such Financial Indebtedness provided (and on-lent to the Company (the New eircom Funding Loan) under the terms of an agreement (the New eircom Funding Loan Agreement) on substantially the same terms as the eircom Funding Loan Agreement) on terms substantially the same as the terms of the Junior High Yield Notes (as in force at the date of this Agreement or as amended in accordance with the terms of this Agreement and the Intercreditor Agreement) or on such other terms as may be agreed by the Majority Lenders and on terms that no lender of such Financial Indebtedness has any recourse to any member of the Group other than by way of a subordinated guarantee (the New eircom Funding Guarantee) on substantially the same terms as the eircom Funding Guarantee (as in force at the date of this Agreement or as amended in accordance with the terms of this Agreement and the Intercreditor Agreement) or such other terms as may be agreed by the Majority Lenders to a member of the Group (New eircom Funding) which:

I.                                         is (aa) a newly incorporated limited liability special purpose company or (bb) a newly incorporated special purpose unlimited company which is wholly-owned by a newly incorporated limited liability special purpose company (New eircom Funding Holdco), in each case, incorporated in Ireland or in England and Wales or such other jurisdiction as the Majority Lenders may agree;

II.                                     is a wholly-owned Subsidiary of the Company;

III.                                 is a party to the Intercreditor Agreement on substantially the same terms as eircom Funding (the parties to the Intercreditor Agreement having entered into an amendment agreement thereto (in form and substance satisfactory to the Facility Agent (acting reasonably)) to make such amendments to the Intercreditor Agreement as the Finance Parties (acting reasonably) consider necessary to subordinate the New eircom Funding Loan and the New eircom Funding Guarantee on substantially similar terms to the terms of the Intercreditor Agreement governing the subordination of the eircom Funding Loan and the eircom Funding Guarantee); and

IV.                                 grants an assignment by way of security of its rights under the New eircom Funding Loan Agreement and the New eircom Funding Guarantee to the Security Agent on terms no more onerous to the relevant member of the Group than the terms of the Security Assignment referred to in paragraph (a) of the definition thereof, provided that, in each case, such Financial Indebtedness is on terms that it is not capable of being repaid or prepaid including, without limitation, at the instigation of the relevant member of the Group or at the request or demand of the relevant lender(s) or holders thereof on or before the date falling 12 months after the Final Maturity Date; or

(xvi)                         Financial Indebtedness which (when taken together with the aggregate amount of Financial Indebtedness permitted under Clause 22.7(b)(x) (Third party guarantees) below) in aggregate does not exceed €60,000,000 or its equivalent at any time.

(b)                                 Third party guarantees:

No Obligor will, and each Obligor will procure that none of its Subsidiaries will, incur or permit to be outstanding, any Financial Indebtedness falling within paragraph (j) of the definition of Financial Indebtedness in Clause 1.1 (Definitions), other than any such Financial Indebtedness:

(i)                                     arising under the Finance Documents and, until the first Utilisation Date, the Finance Documents (as defined in the Existing Facility Agreement but excluding the Hedging Documents as defined therein); or

(ii)                                  arising in the ordinary course of business of the relevant member of the Group; or

(iii)                               arising out of guarantees of Joint Ventures to the extent permitted by Clause 22.10(b) (Mergers, Acquisitions and Joint Ventures); or

(iv)                              arising out of guarantees and indemnities given by an Obligor in respect of Financial Indebtedness of another Obligor where the Financial Indebtedness guaranteed or indemnified is permitted under the terms of this Agreement; or

(v)                                 Group Guarantees entered into or to be entered into in future in respect of members of the Group whose liabilities and losses are already guaranteed by a Group Guarantee as at the date of this Agreement; or

(vi)                              arising out of the guarantees of the High Yield Notes, provided that:

(A)                              no member of the Group which is not a Guarantor may guarantee any High Yield Notes or any other amount outstanding under an Indenture Document; and

(B)                                all guarantees given by the Company and its Subsidiaries (including, for the avoidance of doubt, eircom) for the Junior High Yield Notes must be subordinated on the terms set out in the Junior High Yield Indenture, as approved by the Facility Agent under Clause 4.1 (Conditions precedent documents); or

(vii)                           arising out of the eircom Funding Guarantee (as in force at the date of this Agreement or as amended thereafter in accordance with the other terms of this Agreement and the Intercreditor Agreement) or any New eircom Funding Guarantee permitted under the terms of Clause 22.7(a)(xv) (Borrowing and refinancing); or

(viii)                        arising under the documentation entered or to be entered into in relation to the Lease Transactions; or

(ix)                                arising under those guarantees granted (or, in the case of (a) below, to be granted) by eircom in respect of (a) the rent and other lease liabilities in respect of the real property transferred by eircom in connection with the transfer of the assets of the business owned by eircom Retail Limited pursuant to an asset purchase agreement dated 23rd May, 2003; and (b) the lease liabilities in respect of a US property between Reckson Operating Partnership L.P. and Telecom Italia US Ireland; or

(x)                                   which (when taken together with the aggregate amount of Financial Indebtedness permitted under Clause 22.7(a)(xvi) (Borrowing and refinancing) above) in aggregate does not exceed €60,000,000 or its equivalent at any time, and for the avoidance of doubt (and without limitation) paragraphs (i) to (iv) above shall not permit any Financial Indebtedness falling within paragraph (j) of the definition of Financial Indebtedness in Clause 1.1 (Definitions) in respect of any Shareholder Debt or any Financial Indebtedness in respect of which the creditor has used the proceeds of any Shareholder Debt to make that Financial Indebtedness available.

22.8                        Change of business

The Company must ensure that no substantial change is made to the general nature of the business of the Company or the Group other than in respect of any ancillary or related businesses, from that of a telecommunications group.

22.9                        Ownership of the Obligors and eircom Funding

The Company must ensure that:

(a)                                  it remains the Holding Company of each other Obligor;

(b)                                 for as long as eircom Funding or any New eircom Funding is an unlimited company:

(i)                                     all the issued share capital of eircom Funding is owned by eircom Funding Holdco and the Nominees and all the issued share capital of New eircom Funding is owned by New eircom Funding Holdco and any New eircom Funding Nominees; and

(ii)                                  each of eircom Funding Holdco and New eircom Funding Holdco is and remains a limited liability company which is (other than to the extent any shares in its issued share capital are held by the Nominees (in the case of eircom Funding) or New eircom Funding Nominees (in the case of New eircom Funding)) a direct, wholly owned Subsidiary of the Company.

22.10                 Mergers, Acquisitions and Joint Ventures

(a)                                  No Obligor will, and each Obligor will procure that none of its Subsidiaries will enter into any amalgamation, demerger, merger, reconstruction or consolidation, save for any internal reorganisation for tax purposes approved by the Facility Agent acting on the instructions of the Majority Lenders (such approval not to be unreasonably withheld).

(b)                                 No Obligor will, and each Obligor will procure that none of its Subsidiaries will:

(i)                                     (except for the acquisition of shares in any New eircom Funding Holdco or New eircom Funding in accordance with Clause 22.7(a)(xv)) (Borrowing and refinancing) acquire any shares, stock, securities or other interest in any other company or business or Joint Venture;

(ii)                                  transfer any assets to, or lend to or guarantee the obligations of any Joint Venture; or

(iii)                               commit to any third party to enter into any Joint Venture or become party to any joint venture agreement or arrangement, where it has any obligation (whether to such Joint Venture or to any other person, and whether actual or contingent) to lend to or guarantee or transfer assets to or otherwise fund or incur any liability in respect of such Joint Venture or any other person or to acquire any shares in or assets of such Joint Venture, in each case other than:

(A)                              if any such transaction is proposed to be entered into, and is entered into, prior to the Designated Rating being attained by the Company or any Parent:

I.                                         any entry into, any acquisition of shares or other interest in, investment in, transfer of assets to, lending to, guarantee of or granting of an indemnity in respect of a Joint Venture (including, without limitation, the Proposed Employee Indemnity) established for the principal purpose of effecting an outsourcing on arm’s length commercial terms of the Group’s information technology function, provided that the aggregate amount invested in or paid to acquire any shares or interest in, or value of assets transferred to, or lent to or the actual liability under the Proposed Employee Indemnity or the actual or contingent liability under any other guarantee or indemnity of the obligations of such a Joint Venture may not exceed €10,000,000 (or its equivalent) in aggregate during the life of the Facilities; and

II.                                     any acquisition of shares or other interest in, investment in, transfer of assets to (excluding, for the avoidance of doubt, any transfers of real property permitted under sub-paragraph (III) below), lending to, guarantee of or granting of an indemnity in respect of the obligations of a Joint Venture (including any existing Joint Venture) established for the principal purpose of the development of real property (or properties), provided that the aggregate amount invested in or paid to acquire any shares or interest in, or value of assets transferred to, or lent to or the actual or contingent liability under any guarantee or indemnity of the obligations of any Joint Venture (other than the Joint Venture established under paragraph (I) above) does not exceed €30,000,000 in aggregate over the life of the Facilities (net of any cash repayment of loans or the release of any guarantee or indemnity made to any such Joint Venture to the extent the making of such loans or, as the case may be, the grant of such guarantee or indemnity has reduced the available amount under such €30,000,000 limit); and

III.                                 any transfer of real property to a Joint Venture permitted under Clause 22.6(b)(viii) (Disposals); and

IV.                                 any transaction the value of which, when aggregated with the value of any other transactions under this sub-paragraph (IV), would not exceed €300,000,000 (or its equivalent in another currency or currencies) until the Final Maturity Date provided that no Event of Default under Clause 23.3(a) (Breach of other obligations) is outstanding at the time of such transaction or would arise immediately following such transaction, were the financial covenants contained in Clause 21 (Financial Covenants) to be tested immediately after entering into such transaction and taking account of the effect of the transaction on the financial covenants contained in Clause 21 (Financial Covenants) on a pro forma basis; or

(B)                                if any such transaction is proposed to be entered into, and is entered into, after the Designated Rating has been attained by the Company or any Parent:

I.                                         no Event of Default is outstanding; and

II.                                     no Event of Default under Clause 23.3(a) (Breach of other obligations) would arise immediately following such transaction as a result of a breach of Clause 21 (Financial Covenants) were the financial covenants contained in Clause 21 (Financial Covenants) to be tested immediately after entering into such transaction and taking account of the effect of the transaction on the financial covenants contained in Clause 21 (Financial Covenants) on a pro-forma basis.

22.11                 Environmental matters

(a)                                  Each Obligor must ensure that it and each Material Subsidiary is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so would have a Material Adverse Effect.

(b)                                 Each Obligor must promptly upon becoming aware notify the Facility Agent of:

(i)                                     any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)                                  any circumstances reasonably likely to result in an Environmental Claim,

which, if substantiated would have a Material Adverse Effect or result in any material liability for a Finance Party.

(c)                                  Each Obligor must indemnify each Finance Party against any loss or liability incurred by that Finance Party as a result of any actual or alleged breach of any Environmental Law by any person which relates to the Group, any assets of the Group or the operation of all or part of the business of the Group (or, in each case, any member of the Group), and which would not have arisen if a Finance Document had not been entered into, unless it is caused by that Finance Party’s gross negligence or wilful misconduct.

22.12                 Treasury Transactions

(a)                                  No member of the Group may enter into any Treasury Transaction, other than:

(i)                                     until terminated in accordance with the terms of the Hedging Letter, the hedging transactions documented by the Hedging Documents in force at the date of this Agreement;

(ii)                                  the hedging transactions contemplated by the Hedging Letter and documented by the Hedging Documents;

(iii)                               spot foreign exchange contracts entered into in the ordinary course of business; and

(iv)                              any Treasury Transaction entered into for the hedging of actual or projected exposures arising in the ordinary course of trading activities of a member of the Group,

(each a Permitted Treasury Transaction).

(b)                                 The Company must ensure that the interest rate and currency hedging arrangements contemplated in the Hedging Letter are implemented in accordance with the terms of the Hedging Letter.

22.13                 Loans out

(a)                                  Except as provided below, no member of the Group may be the creditor in respect of any Financial Indebtedness.

(b)                                 Paragraph (a) does not apply to:

(i)                                     trade credit extended by any member of the Group on normal commercial terms and in the ordinary course of its trading activities;

(ii)                                  a loan made by one member of the Group (other than eircom Funding, eircom Funding Holdco, New eircom Funding or New eircom Funding Holdco) to another member of the Group if the recipient of the loan is an Obligor;

(iii)                               a loan made from a non-Obligor to another non-Obligor;

(iv)                              the eircom Funding Loan and any New eircom Funding Loan;

(v)                                 a loan made from a member of the Group to a Joint Venture to the extent permitted by Clause 22.10(b) (Mergers, Acquisitions and Joint Ventures);

(vi)                              a loan comprising a cash-pooling arrangement entered into by a member of a Group in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances; or

(vii)                           loans from one member of the Group to another member of the Group which;

(A)                              were made prior to the date of this Agreement and are in amounts not in excess of the amount set out opposite the details of the relevant loan in Schedule 12 (Existing Group Indebtedness); or

(B)                                which an Obligor is the creditor in respect thereof and a Non-Obligor the debtor, provided that the aggregate amount of all such Financial Indebtedness shall not exceed €30,000,000 or its equivalent at any time.

22.14                 Cash Balances of Group members

(a)                                  Subject to paragraph (b) below, until the Designated Rating is attained by the Company or any Parent, the Company will procure that no member of the Group other than an Obligor holds in bank any cash balance which, when aggregated with all other amounts so held by other members of the Group (excluding Obligors), at any time exceeds €15,000,000.

(b)                                 Until the date falling 45 days after the Refinancing Date or such earlier date on which the Company has complied with Clause 4.4 (Conditions Subsequent), any cash balances held by eircom and ITI shall, to the extent that eircom and ITI are Non-Obligors at such time, be excluded when calculating the aggregate amount of the cash balances held by Non-Obligors pursuant to paragraph (a) above.

22.15                 Share capital

(a)                                  Except as provided below, no member of the Group may:

(i)                                     redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or

(ii)                                  issue any shares which by their terms are redeemable (other than shares which are redeemable only after the Final Maturity Date).

(b)                                 Paragraph (a) does not apply to:

(i)                                     any transaction expressly permitted under the Finance Documents; or

(ii)                                  any transaction in respect of which the relevant share capital is held by an Obligor and is mortgaged or charged under a Security Document; or

(iii)                               the repurchase or redemption of shares in the Company where such repurchase or redemption is funded entirely out of the proceeds for the issue of shares of the same class and with the same nominal value in the capital of the Company; or

(iv)                              a Permitted Distribution and/or the cancellation (or other reduction of capital howsoever effected) for no consideration of any share capital of the Company so as to facilitate a Permitted Distribution.

22.16                 Dividends

(a)                                  The Company may not:

(i)                                     declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)                                  repay or distribute any dividend or share premium reserve; or

(iii)                               pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of the shareholders of the Company.

(b)                                 Paragraph (a) does not apply to:

(i)                                     payments or distributions from a member of the Group to another member of the Group (other than to eircom Funding, eircom Funding Holdco, New eircom Funding or New eircom Funding Holdco);

(ii)                                  a Permitted Distribution;

(iii)                               any transaction expressly permitted under the Finance Documents; or

(iv)                              payment of head office expenses or other administrative expenses which do not exceed €1,000,000 in aggregate in any financial year of the Company

(c)                                  For these purposes, Permitted Distribution means, to the extent lawful under any applicable law and to the extent permitted under the terms of the Junior High Yield Notes and the Senior High Yield Notes as in force from time to time, the payment of any interim dividend or a final dividend of the Company provided that:

(i)                                     at the time such dividend is declared and at the time such dividend is paid, no Event of Default is outstanding under Clause 23.2 (Non-Payment) or Clause 23.3(a) (Breach of other obligations) (in respect of a breach of Clause 21 (Financial covenants)); and

(ii)                                  the Company, acting in good faith, has satisfied itself prior to declaring and paying any such interim or final dividend that, following the payment of such proposed dividend, it will be able to make in full all scheduled Repayment Instalments falling due, all payments of interest and all payments of fees, costs and expenses which are anticipated to fall due for payment, during the period (the Test Period) from and including the date such dividend is declared to and including the second Repayment Date falling thereafter provided that, if any dividend which has been declared by the Company has not been paid within 90 days of having been so declared, the Test Period shall instead be the period from and including the date such dividend is actually paid to and including the second Repayment Date falling thereafter, and provided further that in each case no Test Period shall be longer than 12 months.

22.17                 Shareholder Debt

No member of the Group may:

(a)                                  pay any interest in respect of any Shareholder Debt, but this shall not prevent the capitalisation of such interest; or

(b)                                 repay or prepay any amount of principal (or capitalised interest) of or in respect of any Shareholder Debt or purchase or enter into any sub-participation arrangement in respect of any Shareholder Debt, except to the extent the same is allowed by the terms of the Intercreditor Agreement.

22.18                 Intellectual property rights

(a)                                  Except as provided below, each member of the Group must:

(i)                                     make any registration and pay any fee or other amount which is necessary to keep the Intellectual Property Rights which are material to the business of a member of the Group in force;

(ii)                                  record its interest in those Intellectual Property Rights;

(iii)                               take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights; and

(iv)                              not enter into licence arrangements in respect of those rights, save where failure to comply would not have a Material Adverse Effect.

(b)                                 Paragraph (a) does not apply to:

(i)                                     licence arrangements entered into with members of the Group for so long as they remain members of the Group; or

(ii)                                  licence arrangements entered into on commercial terms in the ordinary course of its business.

22.19                 Insurance

(a)                                  In this Clause, prudent owner means an owner and operator of any business, and of assets of a type and size, similar in all cases to those owned and operated by the relevant member of the Group in a similar location in each case in accordance with good industry practice.

(b)                                 Each member of the Group must maintain insurances which insure it for its insurable interest in respect of all risks and to the extent:

(i)                                     which are required to be insured against under any applicable law or regulation;  or

(ii)                                  which a prudent owner would insure against.

(c)                                  All insurance policies of the Group must be with reputable independent insurance companies or underwriters.

(d)                                 Without prejudice to paragraph (a) above, each member of the Group must maintain insurance against business interruption, loss of profits, professional indemnity, accidental pollution and public liability:

(i)                                     at levels no lower than those (if any) in place prior to the date of this Agreement; and

(ii)                                  taking into account the availability of such insurance generally.

(e)                                  Each member of the Group must promptly pay any premium and do anything necessary to keep in place the insurances required to be maintained by it under this Subclause.

(f)                                    Each Obligor must promptly supply to the Facility Agent on request copies of any insurance policy required to be maintained by it or any member of the Group which is its Subsidiary under this Subclause.

22.20                 Pension schemes

(a)                                  The Company will ensure that all pension schemes operated by members of the Group which are required by applicable law to be funded by members of the Group are funded in all material respects based on reasonable actuarial assumptions and are maintained and operated in all respects in conformity with the requirements of applicable law, save where failure to do so would not have a Material Adverse Effect.

(b)                                 Where any pension scheme operated by a member of the Group is required by applicable law or otherwise to be funded by an entity which is not a member of the Group, the Company will use all its reasonable endeavours (insofar as it is within its reasonable powers of procurement) to procure that such pension scheme is funded in all material respects based on reasonable actuarial assumptions and is maintained and operated in all respects in conformity with the requirements of applicable law, save where failure to do so would not have a Material Adverse Effect.

22.21                 Inter-company debt

No member of the Group which is the creditor in respect of any Financial Indebtedness of any other member of the Group may take any action to cause that Financial Indebtedness to become due or to be paid unless the other member of the Group has sufficient readily available cash to pay the sum which is due or demanded.

22.22                 eircom Funding and New eircom Funding

Notwithstanding any other provision of this Clause 22, the Company must ensure that, except as permitted by the Intercreditor Agreement, no member of the Group:

(a)                                  makes any distribution;

(b)                                 declares, makes or pays any dividend;

(c)                                  makes any payment on or in respect of any Financial Indebtedness owed by that member of the Group to eircom Funding, eircom Funding Holdco, New eircom Funding or New eircom Funding Holdco (including but not limited to, the eircom Funding Loan and the New eircom Funding Loan);

(d)                                 transfers any asset; or

(e)                                  makes any other payment,

to eircom Funding, eircom Funding Holdco, New eircom Funding or New eircom Funding Holdco.

22.23                 Certain Companies

(a)                                  The Company must not:

(i)                                     own any asset other than:

(A)                              loans made by it and moneys received by it (including, without limitation, such amount of the Net IPO Proceeds received by it by way of a capital contribution or otherwise) in each case as permitted by the terms of the Finance Documents;

(B)                                rights arising under the Finance Documents to which it is a party, the eircom Funding Loan Agreement and any New eircom Funding Loan Agreement; and

(C)                                the shares in the capital of eircom, eircom Funding Holdco or any New eircom Funding Holdco; or

(ii)                                  carry on any business other than in connection with:

(A)                              the provision of administrative services to other members of the Group and/or Holdco; or

(B)                                the entry into the Finance Documents to which it is a party, the eircom Funding Loan Agreement and any New eircom Funding Loan Agreement, and the transactions contemplated therein and otherwise permitted by the terms of the Finance Documents (including, without limitation, the incurrence of Financial Indebtedness, the making of loans and the making of Permitted Distributions).

(b)                                 The Company must ensure that eircom Funding Holdco and any New eircom Funding Holdco do not:

(i)                                     own any assets other than shares in the capital of eircom Funding and the Nominees (in the case of eircom Funding Holdco) and of any New eircom Funding and any New eircom Funding Nominees (in the case of New eircom Funding Holdco); or

(ii)                                  carry on any business or incur any material liability other than in connection with owning shares in the capital of eircom Funding (in the case of eircom Funding Holdco) and any New eircom Funding (in the case of New eircom Funding Holdco).

(c)                                  The Company must ensure that eircom Funding and any New eircom Funding do not:

(i)                                     own any asset other than rights arising under the Finance Documents to which it is (or becomes) a party, the Indenture Documents to which it is (or becomes) a party, the eircom Funding Loan Agreement (in the case of eircom Funding) and any New eircom Funding Loan Agreement (in the case of New eircom Funding; or

(ii)                                  carry on any business or incur any material liability other than in connection with:

(A)                              the entry into of any Indenture Document to which it is a party and all matters contemplated therein and permitted by the terms of the Finance Documents; or

(B)                                entry into the Finance Documents to which it is (or becomes) a party, the eircom Funding Loan Agreement (in the case of eircom Funding) and any New eircom Funding Loan Agreement (in the case of New eircom Funding), and the transactions contemplated therein and otherwise permitted by the terms of the Finance Documents (including the incurrence of Financial Indebtedness).

(d)                                 The Company must ensure that Lercie Limited shall not carry on any business, own any assets or incur any material liability, save in respect of those Lease Transactions to which it is party.

22.24                 Amendments to documents

(a)                                  No member of the Group may amend its memorandum or articles of association or other constitutional documents (save to the extent necessary or desirable to facilitate and/or enable or as a consequence of the payment of any Permitted Distribution and the funding arrangements of the Group contemplated in this Agreement or under the terms of the Indentures or any other Indenture Document) which in any such case is reasonably likely to affect materially and adversely the interests of the Lenders under the Finance Documents.

(b)                                 The Company must ensure that no member of the Group may agree to any amendment of the High Yield Notes (or any Indentures or any other Indenture Document) the effect of which would be to:

(i)                                     bring forward the date for any principal payment in respect of any of the High Yield Notes;

(ii)                                  increase the rate of interest payable on the Senior High Yield Notes or the Junior High Yield Notes or (except as expressly provided for in the existing provisions of the Indenture Documents as of the date of this Agreement (including, for the avoidance of doubt, the accession of any additional guarantors thereunder as permitted under Clause 22.7(b)(vi) (Third party guarantees))) introduce any additional payment obligations for any member of the Group in respect of the High Yield Notes;

(iii)                               change the terms of the guarantees for the Junior High Yield Notes (including, without limitation, the terms of subordination of the guarantees and the provisions for the release of the guarantees) in any way which could reasonably be expected to adversely affect the interests of the Finance Parties; or

(iv)                              make the terms of the Senior High Yield Notes or the Junior High Yield Notes materially more restrictive for the Group when compared with the form of High Yield Notes delivered to the Facility Agent under Clause 4.1 (Conditions precedent documents).

22.25                 Access

(a)                                  Upon reasonable notice being given by the Facility Agent, each member of the Group must allow any one or more representatives of the Facility Agent and/or accountants or other professional advisers appointed by the Facility Agent (at the Company’s risk and expense) to have access during normal business hours to the assets, books and records of that member of the Group.

(b)                                 The Facility Agent may not give notice under paragraph (a) above unless a Default is outstanding.

22.26                 Limitation on restrictions affecting movement of cash Intra-Group

(a)                                  No member of the Group may agree to any restriction on its ability to move cash to another member of the Group, whether by way of dividend, inter-company loan or otherwise.

(b)                                 Paragraph (a) above does not apply to any restriction contained in:

(i)                                     a Finance Document;

(ii)                                  the constitutional documents of a member of the Group delivered to the Facility Agent as a documentary condition precedent under this Agreement;

(iii)                               documentation relating to the High Yield Notes in the form delivered to the Facility Agent under Clause 4.1 (Conditions precedent documents); or

(iv)                              any document which documents the terms of a Lease Transaction or any Lease Transaction Security, in each case in accordance with the other terms of this Agreement.

22.27                 Redemption of High Yield Notes

(a)                                  No member of the Group may purchase any High Yield Notes or redeem, defease or repay any principal amount in respect of any of the High Yield Notes other than with Net IPO Proceeds in accordance with Clause 22.28 (Use of Proceeds of IPO).

(b)                                 Neither the Company nor eircom will (and the Company will procure that no other member of the Group which has acceded to the Junior Indenture as an additional note guarantor) will make any payment on their guarantees of the Junior Notes set out in the Junior Indenture if such payment will result in a breach of the subordination terms set out in Article XI of the Junior Indenture.

22.28                 Use of Proceeds of IPO

Until the Designated Rating is attained by the Company or any Parent, the Company shall, to the extent otherwise permitted by the terms of this Agreement, apply (or procure that there is applied by another member of the Group) an aggregate amount of not less than €200,000,000 of the Net IPO Proceeds in or towards:

(a)                                  prepayment and cancellation of the Tranche A Facility pursuant to Clause 10.6 (Voluntary prepayment); and/or

(b)                                 the purchase or redemption of any High Yield Notes which are not registered under the U.S. Securities Act 1933 (as amended) and/or to pay any consent fees (the Bond Consent Fees) due and payable in connection with a consent solicitation dated 22nd January, 2004 (as supplemented on 13th February, 2004) made by the Company and eircom Funding in respect of the High Yield Notes, in an aggregate amount not exceeding €35,000,000 (or its equivalent in any relevant currencies) provided that:

(i)                                     the aggregate amount paid in respect of the Bond Consent Fees does not exceed €25,000,000;  and/or

(ii)                                  the aggregate amount paid to purchase or redeem Senior High Yield Notes does not exceed €2,739,000; and/or

(iii)                               the aggregate amount paid to purchase or redeem Junior High Yield Notes denominated in US Dollars does not exceed $839,000; and/or

(iv)                              the aggregate amount paid to purchase or redeem Junior High Yield Notes denominated in euro does not exceed €3,197,000; and/or

(c)                                  to the extent otherwise permitted by the Finance Documents and excluding the payment of any amounts referred to in paragraphs (a) and (b) above, the general corporate purposes of the Group which may include, without limitation:

(i)                                     paying any fees and expenses in connection with the transactions contemplated by this Agreement; and/or

(ii)                                  paying costs to a Hedging Bank in connection with the termination or closing out of any interest rate hedging transactions in accordance with the terms of the Hedging Letter; and/or

(iii)                               repaying, prepaying or cancelling any external Financial Indebtedness owing by any member of the Group.

23.                               DEFAULT

23.1                        Events of Default

(a)                                  Each of the events set out in this Clause is an Event of Default.

(b)                                 In this Clause:

Material Group Member means an Obligor or a Material Subsidiary; and

Permitted Transaction means:

(i)                                     an intra-Group re-organisation of a Material Subsidiary on a solvent basis; or

(ii)                                  any other transaction agreed by the Majority Lenders.

23.2                        Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

(a)                                  is caused by technical or administrative error; and

(b)                                 is remedied within three Business Days of the due date.

23.3                        Breach of other obligations

(a)                                  An Obligor does not comply with any term of Clause 21 (Financial covenants) or Clause 4.4 (Conditions Subsequent); or

(b)                                 an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

(i)                                     is capable of remedy; and

(ii)                                  is remedied within 20 Business Days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

23.4                        Misrepresentation

A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

(a)                                  are capable of remedy; and

(b)                                 are remedied within 20 Business Days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation.

23.5                        Cross-default

Any of the following occurs in respect of a Material Group Member or eircom Funding or New eircom Funding:

(a)                                  any of its Financial Indebtedness is not paid when due (after the expiry of any applicable grace period in effect at the time at which such payment was originally due but not paid);

(b)                                 any of its Financial Indebtedness:

(i)                                     becomes prematurely due and payable before its stated maturity;

(ii)                                  is placed on demand; or

(iii)                               is capable of being declared by a creditor to be prematurely due and payable or being placed on demand (but only to the extent it remains capable of being so declared or placed on demand), in each case, because an event of default (howsoever described) has occurred,

unless the aggregate amount of Financial Indebtedness falling within paragraphs (a) and (b) above is less than €20,000,000 or its equivalent.

23.6                        Insolvency

Any of the following occurs in respect of a Material Group Member:

(a)                                  it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent, in each case within the meaning of s123(l)(e) of the Insolvency Act 1986 or s214(c) of the Companies Act 1963 of Ireland or any analogous provision in any other relevant jurisdiction;

(b)                                 it admits its inability to pay its debts as they fall due;

(c)                                  it suspends making payments on any class of its debts or announces an intention to do so;

(d)                                 by reason of actual or anticipated financial difficulties, it begins negotiations with all or any class of creditor or creditors generally for the rescheduling of any of its indebtedness; or

(e)                                  a moratorium is declared or instituted in respect of any of its indebtedness.

If a moratorium occurs in respect of any Material Group Member, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

23.7                        Insolvency proceedings

(a)                                  Except as provided below, any of the following occurs in respect of a Material Group Member:

(i)                                     any formal or legal step is taken with a view to a moratorium, composition, assignment or similar arrangement with any of its creditors;

(ii)                                  a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for or to petition for or to file documents with a court or any registrar for its winding-up, examination, administration or dissolution or any such resolution is passed;

(iii)                               any person presents a petition or files documents with a court or registrar for its winding-up, examination, administration or dissolution;

(iv)                              an order for its winding-up, examination, administration or dissolution is made;

(v)                                 any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, examiner, administrative receiver, administrator or similar officer is appointed in respect of it or a material part of its assets;

(vi)                              its shareholders, directors or other officers request the appointment of or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, examiner, administrative receiver, administrator or similar officer; or

(vii)                           any other analogous step or procedure is taken in any jurisdiction.

(b)                                 Paragraph (a) does not apply to:

(i)                                     any step or procedure which is part of a Permitted Transaction; or

(ii)                                  a petition or document referred to in paragraph (a)(iii) above for winding-up, examination, administration or dissolution presented by a person other than the directors, officers or shareholders of the relevant company which is being contested in good faith and with due diligence and which is discharged or struck out within 20 Business Days.

23.8                        Creditors’ process

Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Material Group Member, having an aggregate value of €1,000,000, and is not discharged within 21 days.

23.9                        Cessation of business

A Material Group Member ceases, or threatens to cease, to carry on business except:

(a)                                  as part of a Permitted Transaction;

(b)                                 as a result of any disposal allowed under this Agreement; or

(c)                                  where such cessation of business would not have a Material Adverse Effect.

23.10                 Effectiveness of Finance Documents

(a)                                  It is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents.

(b)                                 Any Finance Document (other than a Hedging Security Document) is not effective in a material respect or any Finance Document is alleged by an Obligor to be ineffective for any reason.

(c)                                  A Security Document (other than a Hedging Security Document) does not create the security it purports to create, except to the extent that any purported fixed charge takes effect as a floating charge.

(d)                                 An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.11                 Ownership of the Obligors

(a)                                  Subject to (b) below, an Obligor (other than the Company and other than as a result of a disposal permitted under Clause 22.6 (Disposals)) is not or ceases to be a Subsidiary of the Company.

(b)                                 eircom is not or ceases to be a direct wholly-owned Subsidiary of the Company (other than as a result of a disposal permitted under Clause 22.6 (Disposals)).

23.12                 Intercreditor Agreement

(a)                                  (i)                                     Any member of the Group which is party to the Intercreditor Agreement does not perform its obligations under the Intercreditor Agreement; or

(ii)                                  a representation or warranty given by such a party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 20 Business Days of the earlier of the Facility Agent giving notice to that party becoming aware of the non-compliance or misrepresentation; or

(b)                                 the subordination created or purported to be created by the Intercreditor Agreement is not effective or is alleged by a party to it (other than a Finance Party) to be ineffective; or

(c)                                  any party to the Intercreditor Agreement (other than a Finance Party) repudiates the Intercreditor Agreement or evidences an intention to repudiate it.

23.13                 Material adverse change

Any event or series of events occurs which constitutes a Material Adverse Effect.

23.14                 Audit qualification

The Auditors adversely qualify their report on any audited consolidated statutory accounts of the Group in a manner which, in the opinion of the Majority Lenders (acting reasonably), is materially adverse to their interests in the context of the Finance Documents and transactions contemplated by them.

23.15                 Material proceedings

There is current or there shall occur any litigation, arbitration, administrative, regulatory or other proceedings or enquiry (including, but not limited to, any such by the Competition Authority of Ireland, the Minister for Enterprise, Trade and Employment of Ireland, the Director of Telecommunications Regulation in Ireland, the Office of Fair Trading, the Competition Commission, the Department of Trade and Industry, the European Commission or in each case any division thereof or authority deriving power therefrom) concerning or arising in consequence of the Finance Documents and/or the implementation of any matter or transaction provided for in the Finance Documents or otherwise concerning or involving any member of the Group or there is current or threatened any labour dispute in any way concerning or involving any member of the Group and the same:

(a)                                  is reasonably likely to be adversely determined; and

(b)                                 if adversely determined would have a Material Adverse Effect.

23.16                 Revocation of licence

Any telecommunications licence or regulatory authorisation held by any Material Group Member is revoked (without replacement by a licence or regulatory authorisation having substantially similar effect) or is not renewed on expiry, save where the loss of such licence or authorisation would not have a Material Adverse Effect.

23.17                 Acceleration

If an Event of Default is outstanding, the Facility Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(a)                                  declare that an Event of Default has occurred; and/or

(b)                                 cancel the Total Commitments; and/or

(c)                                  declare that all or part of any amounts outstanding under the Finance Documents are:

(i)                                     immediately due and payable; and/or

(ii)                                  payable on demand by the Facility Agent acting on the instructions of the Majority Lenders, and/or

(d)                                 declare that full cash cover in respect of each Documentary Credit is immediately due and payable.

Any notice given under this Subclause will take effect in accordance with its terms.

24.                               THE ADMINISTRATIVE PARTIES

24.1                        Appointment and duties of the Facility Agent

(a)                                  Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)                                 Each Finance Party irrevocably authorises the Facility Agent to:

(i)                                     perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)                                  execute each Finance Document expressed to be executed by the Facility Agent.

(c)                                  The Facility Agent has only those duties which are expressly specified in the Finance Documents.  Those duties are solely of a mechanical and administrative nature.

24.2                        Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

24.3                        No fiduciary duties

Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person.  No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

24.4                        Individual position of an Administrative Party

(a)                                  If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)                                 Each Administrative Party may:

(i)                                     carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

(ii)                                  retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

24.5                        Reliance

The Facility Agent may:

(a)                                  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)                                 rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)                                  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

(d)                                 act under the Finance Documents through its personnel and agents.

24.6                        Majority Lenders’ instructions

(a)                                  The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents.  Any such instructions given by the Majority Lenders will be binding on all the Lenders.  In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b)                                 The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c)                                  The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

24.7                        Responsibility

(a)                                  No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(i)                                     any Finance Document or any other document; or

(ii)                                  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)                                 Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)                                  has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

24.8                        Exclusion of liability

(a)                                  The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                 No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.  Any officer, employee or agent of the Facility Agent may rely on this Subclause.

(c)                                  (i)                                     Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(ii)                                  Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirement it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

24.9                        Default

(a)                                  The Facility Agent is not obliged to monitor or enquire whether a Default has occurred.  The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)                                 If the Facility Agent:

(i)                                     receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)                                  is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

24.10                 Information

(a)                                  The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b)                                 Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                  Except as provided above, the Facility Agent has no duty:

(i)                                     either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)                                  unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)                                 In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments.  Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e)                                  The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f)                                    Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

24.11                 Indemnities

(a)                                  Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender’s Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)                                 The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

24.12                 Compliance

The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

24.13                 Resignation of the Facility Agent

(a)                                  The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Company.

(b)                                 Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)                                  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d)                                 The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

(e)                                  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment.  On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f)                                    The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g)                                 Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)                                 The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

24.14                 Relationship with Lenders

(a)                                  The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)                                 The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)                                  The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request.  The register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

24.15                 Notice period

Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

25.                               EVIDENCE AND CALCULATIONS

25.1                        Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

25.2                        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents (other than amounts claimed pursuant to Clauses 15 (Increased Costs) and 16 (Mitigation) or claims for reimbursement of expenses, each of which, subject to Clause 16.2 (Conduct of business by a Finance Party), must be accompanied by reasonable supporting evidence) will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.3                        Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

26.                               FEES

26.1                        Agent’s fees

The Company must pay (or procure that such payment is made) to each of the Facility Agent and the Security Agent for their respective accounts an agency fee and a security agency fee (respectively) in the manner agreed in the Fee Letter between the Facility Agent, the Security Agent and the Company.

26.2                        Arrangement fee

The Company must pay (or procure that such payment is made) to the Mandated Lead Arrangers for their own account an arrangement fee in the manner agreed in the Fee Letter between the Mandated Lead Arrangers and the Company.

26.3                        Tranche A Facility Commitment fee

(a)                                  The Company must pay (or procure that such payment is made) a commitment fee equal to 40 per cent. per annum of the then applicable Margin for the Tranche A Facility on the undrawn, uncancelled amount of each Lender’s Tranche A Commitment.

(b)                                 The accrued commitment fee under paragraph (a) above is payable from and including the date of this Agreement quarterly in arrear and on the Refinancing Date unless the Facilities are cancelled in full before the Refinancing Date.  Any accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche A Commitments are cancelled in full.

26.4                        Tranche B Facility Commitment fee

(a)                                  The Company must pay (or procure that such payment is made) a commitment fee equal to 40 per cent. per annum of the then applicable Margin for the Tranche B Facility on the undrawn, uncancelled amount of each Lender’s Tranche B Commitments.

(b)                                 The accrued commitment fee under paragraph (a) above is payable from and including the date of this Agreement quarterly in arrear and on the Refinancing Date unless the Facilities are cancelled in full before the Refinancing Date.  Any accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Tranche B Commitments are cancelled in full.

26.5                        Fronting fee

The Company must pay (or procure that such payment is made) to the Facility Agent for the Fronting Bank such fronting fees as are agreed between the Company and the Fronting Bank.

26.6                        Documentary Credit fee

(a)                                  The Company must pay (or procure that such payment is made) to the Facility Agent for the Lenders a documentary credit fee equal to the Margin for the Tranche B Facility on the outstanding amount of each Documentary Credit from the date it is issued, calculated on a daily basis.

(b)                                 Accrued documentary credit fee is payable quarterly in arrear and on the date on which any Documentary Credit expires or is prepaid or repaid.

27.                               INDEMNITIES AND BREAK COSTS

27.1                        Currency indemnity

(a)                                  The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)                                     that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)                                  that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)                                 Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

27.2                        Other indemnities

(a)                                  The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)                                     the occurrence of any Event of Default;

(ii)                                  any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(iii)                               (other than by reason of negligence or default by that Finance Party) a Credit not being made after a Request has been delivered for that Credit (including, without limitation, as a result of Admission not occurring);

(iv)                              a Credit (or part of a Credit) not being prepaid in accordance with a notice of prepayment; or

(v)                                 (other than by reason of gross negligence or wilful default by that Finance Party) any Environmental Claim.

The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Credit.

(b)                                 The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

(i)                                     investigating any event which the Facility Agent reasonably believes to be a Default (except where following such investigation no Default is found to exist); or

(ii)                                  acting or relying on any notice purporting to come from an Obligor which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

27.3                        Break Costs

(a)                                  Each Borrower must pay to each Lender its Break Costs.

(b)                                 Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)                                     the interest (without taking into account the Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)                                  the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c)                                  Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

28.                               EXPENSES

28.1                        Initial costs

The Company must pay (or procure that such payment is made) to each Administrative Party and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and primary syndication of the Finance Documents, subject to any limits agreed between the Company and such Administrative Parties and/or the Security Agent.

28.2                        Subsequent costs

The Company must pay or procure that such payment is made to the Facility Agent and, if applicable, the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

(a)                                  the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

(b)                                 any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

28.3                        Enforcement costs

The Company must pay or procure that such payment is made to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

29.                               AMENDMENTS AND WAIVERS

29.1                        Procedure

(a)                                  Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders.  The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b)                                 The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above.  Any such amendment or waiver is binding on all the Parties.

29.2                        Exceptions

(a)                                  An amendment or waiver which relates to:

(i)                                     the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)                                  an extension of the date of payment of any amount to a Lender under the Finance Documents;

(iii)                               a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)                              an increase in, or an extension of, a Commitment or the Total Commitments;

(v)                                 a release of an Obligor save as otherwise expressly permitted in any Finance Document;

(vi)                              the release of any asset from the security created by the Security Documents save as otherwise expressly permitted in any Finance Document;

(vii)                           a term of a Finance Document which expressly requires the consent of each Lender;

(viii)                        the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(ix)                                this Clause,

may only be made with the consent of all the Lenders.

(b)                                 An amendment or waiver which relates to the rights or obligations of an Administrative Party or the Security Agent may only be made with the consent of that Administrative Party or the Security Agent, as applicable.

(c)                                  A Fee Letter may be amended or waived with the agreement of the Administrative Party (or Administrative Parties) and/or, if applicable, the Security Agent, that is party to that Fee Letter and the Company.

29.3                        Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

29.4                        Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)                                  may be exercised as often as necessary;

(b)                                 are cumulative and not exclusive of its rights under the general law; and

(c)                                  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

30.                               CHANGES TO THE PARTIES

30.1                        Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

30.2                        Assignments and transfers by Lenders

(a)                                  A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other person (the New Lender).

(b)                                 Unless the Company and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender must be in a minimum amount of €2,500,000.

(c)                                  Until the Primary Syndication Date has occurred, the consent of the Company is not required for any assignment or transfer, provided that the Existing Lender shall consult with the Company about any proposed transfer for not more than five Business Days.

(d)                                 Following the occurrence of the Primary Syndication Date, the prior consent of the Company is required for any assignment, transfer or novation under paragraph (a) above unless (i) the New Lender is another Lender or an Affiliate of a Lender or (ii) an Event of Default is outstanding.  Such consent may not be unreasonably withheld or delayed and will be deemed to have been given if it is not refused by the Company within 5 Business Days of receipt by the Company of a request for it.

(e)                                  A transfer of obligations will be effective only if either:

(i)                                     the obligations are novated in accordance with the following provisions of this Clause; or

(ii)                                  the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender.  On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(f)                                    Save in relation to any transfer or assignment to an Affiliate of the Existing Lender, unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of €1,500.

(g)                                 Save in relation to any assignment or transfer by a Lender to its Affiliate, the consent of the Fronting Bank is required for any assignment or transfer of any Lender’s rights and obligations in relation to the Tranche B Facility under this Agreement where the credit rating of the assignee or transferee is less than A- by S&P or Fitch or A3 by Moody’s for its long-term debt obligations.  If the credit rating of any Lender for its long-term debt obligations was A- by S&P or Fitch or A3 by Moody’s when it became a Lender, but subsequently falls below that threshold, the Fronting Bank shall be entitled to require that Lender promptly to transfer its Tranche B Commitment to a person with a credit rating of at least A- by S&P or Fitch or A3 by Moody’s for its long-term debt obligations.

(h)                                 Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

(i)                                     Without prejudice to Clause 30.5 (Costs resulting from change of Lender or Facility Office) or any other provisions of this Agreement relating to the assignment or transfer by any Lender of its rights and obligations under this Agreement, any Lender which is a fund may, without the consent of the Company or the Facility Agent, pledge all or any portion of its Loans to a trustee for the benefit of investors in such fund and in support of its obligations to such investors or trustee. No such pledge or assignment shall release the Lender from its obligations under any Finance Document.

(j)                                     No assignment or transfer under this Clause will be effective until the Facility Agent has completed all know your customer requirements relating to any person that it is required to carry out in relation to such assignment or transfer.  The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction (acting reasonably).

30.3                        Procedure for transfer by way of novations

(a)                                  In this Subclause:

Transfer Date means, for a Transfer Certificate, the later of:

(i)                                     the proposed Transfer Date specified in that Transfer Certificate; and

(ii)                                  the date on which the Facility Agent executes that Transfer Certificate.

(b)                                 A novation is effected if:

(i)                                     the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)                                  the Facility Agent executes it.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c)                                  Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(d)                                 On the Transfer Date:

(i)                                     the New Lender will become party to this Agreement as a Lender and to the Intercreditor Agreement as a Senior Creditor (as defined in the Intercreditor Agreement) and will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(ii)                                  the Existing Lender will be released from those obligations and cease to have those rights.

(e)                                  The Facility Agent shall promptly notify the Company, with details of the New Lender and the relevant transfer, following execution of a Transfer Certificate.

30.4                        Limitation of responsibility of Existing Lender

(a)                                  Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)                                     any Finance Document or any other document; or

(ii)                                  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)                                  has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)                                  Nothing in any Finance Document requires an Existing Lender to:

(i)                                     accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)                                  support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

30.5                        Costs resulting from change of Lender or Facility Office

If:

(a)                                  a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)                                 as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

30.6                        Additional Obligors

(a)                                  If the Company wishes one of its wholly-owned Subsidiaries (not being eircom Funding, eircom Funding Holdco, New eircom Funding or New eircom Funding Holdco) to become an Additional Obligor, then it may (following consultation with the Facility Agent and subject, in the case of a proposed Additional Borrower, to paragraph (b) below) deliver to the Facility Agent the relevant documents and evidence listed in Part 2 of Schedule 2 (Conditions Precedent Documents).

(b)                                 The prior consent of all the Lenders (such consent not to be unreasonably withheld or delayed) is required in respect of a proposed Additional Borrower which is incorporated in a jurisdiction outside England, Ireland or Northern Ireland.

(c)                                  The relevant Subsidiary will become an Additional Obligor on the date of the Accession Agreement executed by it.

(d)                                 The Company must ensure that the Facility Agent receives, within seven days of receipt of an Accession Agreement, the other documents and evidence list in Part 2 of Schedule 2 (Conditions Precedent Documents).  In the case of an Additional Borrower, until the Facility

Agent notifies the other Finance Parties and the Company that those documents and evidence are in form and substance satisfactory to it (acting reasonably), that Additional Borrower may not use any Facility.  The Facility Agent must give this notification as soon as reasonably practicable.

(e)                                  Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are (subject to the Disclosure Letter in the form delivered under Clause 4.1 (Conditions precedent documents))  then correct.

30.7                        Resignation of an Obligor (other than the Company or eircom)

(a)                                  In this Subclause, Resignation Request means a letter in the form of Schedule 9 (Form of Resignation Request), with such amendments as the Facility Agent may approve or reasonably require.

(b)                                 The Company may request that an Obligor (other than the Company or eircom) ceases to be an Obligor by giving to the Facility Agent a duly completed Resignation Request.

(c)                                  The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

(i)                                     in the case of a Guarantor, the Majority Lenders have consented to the Resignation Request;

(ii)                                  it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request;

(iii)                               no amount owed by that Obligor under this Agreement is still outstanding; and

(iv)                              such resignation would not result in a breach of Clause 21.6 (Guarantor cover).

(d)                                 If a Guarantor ceases to be a Guarantor under this Subclause, the Facility Agent must execute (at the expense of the Company) any document which is necessary to ensure that any assets of that Guarantor are released from any security created by a Security Document.  The Facility Agent is authorised by the other Finance Parties to execute any document required to achieve a release in these circumstances.

(e)                                  The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Facility Agent gives the notification referred to in paragraph (c) above.

(f)                                    An Obligor (other than the Company or eircom) may also cease to be an Obligor in any other manner approved by the Majority Lenders.

30.8                        Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

30.9                        Affiliates of Lenders

(a)                                  Each Lender may fulfil its obligations in respect of any Credit through an Affiliate if:

(i)                                     the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

(ii)                                  the Credits in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent and the Company.

In this event, the Lender and the Affiliate will participate in Credits in the manner provided for in sub-paragraph (ii) above.

(b)                                 If paragraph (a) applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

31.                               DISCLOSURE OF INFORMATION

(a)                                  Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents.  However, a Finance Party is entitled to disclose information:

(i)                                     which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

(ii)                                  in connection with any legal or arbitration proceedings;

(iii)                               if required to do so under any law or regulation;

(iv)                              to a governmental, banking, taxation or other regulatory authority;

(v)                                 to its professional advisers;

(vi)                              to the extent allowed under paragraph (b) below; or

(vii)                           with the agreement of the relevant Obligor.

(b)                                 A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)                                     a copy of any Finance Document; and

(ii)                                  any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c)                                  This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

32.                               SET-OFF

While an Event of Default is outstanding a Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.                               PRO RATA SHARING

33.1                        Redistribution

If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

(a)                                  the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)                                 the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

(c)                                  the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

33.2                        Effect of redistribution

(a)                                  The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b)                                 When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)                                  If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)                                 If:

(i)                                     a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)                                  the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution.  In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

33.3                        Exceptions

Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

(a)                                  it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)                                 it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(i)                                     the recovering Lender notified the Facility Agent of those proceedings; and

(ii)                                  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

34.                               SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

35.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

36.                               NOTICES

36.1                        In writing

(a)                                  Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post or by fax.

(b)                                 Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

36.2                        Contact details

(a)                                  Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)                                 The contact details of the Company for this purpose are:

Address:	St Stephen’s Green West, Dublin 2, Republic of Ireland
Fax number:	+353 1 679 9891
Attention:	The Company Secretary

and

Address:	St Stephen’s Green West, Dublin 2, Republic of Ireland
Fax number:	+353 1 679 7468
Attention:	Peter E Lynch – CFO/Head of Investor Relations

(c)                                  The contact details of the Facility Agent for this purpose are:

Address:	Winchester House,
One Great Winchester Street,
London EC2N 2DB,
United Kingdom
Fax number:	+44 20 7547 5703/6419
Attention:	Ron Lane-Smith/Johanna Wadsworth

and

Address:	Winchester House
1 Great Winchester Street,
London EC2N 2DB
Fax number:	+44 20 7545 4638
Attention:	Global Loan Operations

(d)                                 Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e)                                  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

36.3                        Effectiveness

(a)                                  Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)                                     if delivered in person, at the time of delivery;

(ii)                                  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

(iii)                               if by fax, when received in legible form.

(b)                                 A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c)                                  A communication to the Facility Agent will only be effective on actual receipt by it.

36.4                        Obligors

(a)                                  All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)                                 All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

(c)                                  Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

(i)                                     to give and receive all communications under the Finance Documents;

(ii)                                  to supply all information concerning itself to any Finance Party; and

(iii)                               to sign all documents under or in connection with the Finance Documents.

(d)                                 Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e)                                  The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

37.                               LANGUAGE

(a)                                  Any notice given in connection with a Finance Document must be in English.

(b)                                 Any other document provided in connection with a Finance Document must be:

(i)                                     in English; or

(ii)                                  (unless the Facility Agent otherwise agrees) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a statutory or other official document.

38.                               GOVERNING LAW

This Agreement is governed by English law.

39.                               ENFORCEMENT

39.1                        Jurisdiction

(a)                                  The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b)                                 The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)                                  The English courts are the most appropriate and convenient courts to settle any such dispute.

(d)                                 This Clause is for the benefit of the Finance Parties only.  To the extent allowed by law, a Finance Party may take:

(i)                                     proceedings in any other court; and

(ii)                                  concurrent proceedings in any number of jurisdictions.

39.2                        Service of process

(a)                                  Each Obligor not incorporated in England and Wales irrevocably appoints A&L Goodbody of 4th Floor, Augustine House, 6A Austin Friars, London EC2N 2HA as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b)                                 If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent.  Failing this, the Facility Agent may appoint another agent for this purpose.

(c)                                  Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)                                 This Clause does not affect any other method of service allowed by law.

39.3                        Waiver of immunity

Each Obligor irrevocably and unconditionally:

(a)                                  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)                                 consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)                                  waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

PART 1

Name of Original Borrower

Valentia Telecommunications, an Irish unlimited public company

Name of Original Guarantor

Valentia Telecommunications, an Irish unlimited public company

PART 2

Name of Original Lender	Tranche A Commitments (€)
Citibank International plc, Ireland Branch	111,607,142.86
Deutsche Bank AG London	915,178,571.42
Goldman Sachs Credit Partners L.P.	111,607,142.86
Morgan Stanley Bank	111,607,142.86

Total Tranche A Commitments	1,250,000,000.00

Name of Original Lender	Tranche B Commitments (€)
Citibank International plc, Ireland Branch	13,392,857.14
Deutsche Bank AG London	109,821,428.58
Goldman Sachs Credit Partners L.P.	13,392,857.14
Morgan Stanley Bank	13,392,857.14

Total Tranche B Commitments	150,000,000.00

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST UTILISATION DATE

Original Obligors

1.                                       A copy of the constitutional documents of each Original Obligor, eircom Funding and Holdco.

2.                                       A copy of a resolution of the board of directors of each Original Obligor, eircom Funding and Holdco approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

3.                                       A specimen of the signature of each person authorised on behalf of an Original Obligor, eircom Funding and Holdco to execute or witness the execution of any Finance Document or to sign or send any document to which it is a party or notice in connection with any Finance Document to which it is a party.

4.                                       A copy of a resolution passed by all (or any lower percentage agreed by the Facility Agent) of the holders of the issued or allotted shares in each Original Guarantor approving the terms of, and the transactions contemplated by, this Agreement.

5.                                       If applicable, a copy of a resolution of the board of directors of each corporate shareholder in each Original Guarantor approving the terms of the resolution referred to in paragraph 4 above.

6.                                       A certificate of an authorised signatory of the Company confirming that utilising the Tranche A Commitments in full would not breach any limit binding on any Original Obligor.

7.                                       A certificate from each of the Company, eircom Funding and Holdco certifying that each copy document specified in Part 1 of this Schedule and supplied by it or on its behalf is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

8.                                       Evidence that the agent of the Original Obligors under the Finance Documents for service of process in England and Wales has accepted its appointment.

9.                                       A copy of the Original Financial Statements, the audited consolidated financial statements of Holdco for the nine months ended 31st December, 2003 and the unaudited consolidated management accounts of the Company and eircom for the nine months ended 31st December, 2003.

Legal opinions

1.                                       A legal opinion of Allen & Overy, English legal advisers to the Mandated Lead Arrangers and the Facility Agent.

2.                                       A legal opinion of Arthur Cox, Irish legal advisers to the Mandated Lead Arrangers and the Facility Agent.

Other Transaction Documents

1.                                       The following Security Documents, each duly executed by the member of the Group party to it:

(a)                                  the Debenture referred to in paragraph (b) of the definition of Debentures in Clause 1.1 (Definitions);

(b)                                 the Charge of Shares; and

(c)                                  each Security Assignment.

2.                                       A duly executed original of this Agreement, the Intercreditor Agreement, each Fee Letter and any other document designated as a Finance Document by the Facility Agent and the Company.

3.                                       A duly executed original of the Hedging Letter.

4.                                       Duly executed documents in the form of the Second and Third Schedules to the Charge of Shares.

5.                                       The share certificates for all shares in eircom subject to security under the Charge of Shares.

6.                                       Duly acknowledged notices of assignment in the forms required by the Security Assignment referred to in paragraph (a) of the definition thereof.

7.                                       Duly executed blank stock transfer forms in respect of the shares the subject of the Charge of Shares referred to in paragraph 1(b) above.

8.                                       Copies of the executed Indentures and the other Indenture Documents (including all amendments thereto made since the date of execution of each such Indenture Document) together with any amendments or supplements thereto which are to be executed on or before the Refinancing Date.

9.                                       The listing particulars prepared by Holdco in connection with the IPO.

10.                                 Evidence that Holdco will receive on or before the Refinancing Date the proceeds of the IPO (the gross proceeds of the IPO to be in an amount of not less than €300 million) and that the Net IPO Proceeds will, on or before the Refinancing Date, be received by the Company (by way of capital contribution or otherwise) in an amount and in the manner provided for in the Funds Flow Statement.

11.                                 Evidence that the Existing Senior Outstandings will be repaid in full and all obligations and liabilities (whether actual or contingent) owed to the Finance Parties (as defined in the Existing Senior Facility Agreement) under or in connection with the Finance Documents (as defined in the Existing Senior Facility Agreement but excluding the Hedging Documents as defined therein) will be discharged in full upon or before the first Utilisation Date.

12.                                 An executed copy of the eircom Funding Loan Agreement, including the eircom Funding Guarantee.

13.                                 Evidence that all Security Interests over the assets of any member of the Group not otherwise permitted to remain outstanding under the terms of this Agreement have been, or will upon the first Utilisation Date be, discharged.

14.                                 The Disclosure Letter.

Other documents and evidence

1.                                       Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

2.                                       The Funds Flow Statement.

3.                                       A copy of the Business Model.

PART 2

FOR AN ADDITIONAL OBLIGOR

Additional Obligors

1.                                       An Accession Agreement, duly executed by the Company and the Additional Obligor.

2.                                       If the Additional Obligor is eircom or ITI, evidence that it has become party to a Debenture over all its assets, duly executed by that Additional Obligor.

3.                                       A copy of the constitutional documents and an extract of the share register of the Additional Obligor.

4.                                       A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Agreement.

5.                                       A specimen of the signature of each person authorised on behalf of the Additional Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

6.                                       In the case of an Additional Guarantor incorporated in Ireland or the U.K., a copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Accession Agreement.

7.                                       If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the resolution referred to in paragraph 6 above.

8.                                       A certificate of an authorised signatory of the Additional Obligor:

(a)                                  confirming (in the case of an Additional Borrower only) that utilising the Total Commitments in full would not breach any limit binding on it; and

(b)                                 certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

9.                                       If available, a copy of the latest audited accounts of the Additional Obligor.

10.                                 Evidence that the agent of the Additional Obligor under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

1.                                       A legal opinion of Allen & Overy, English legal advisers to the Facility Agent, addressed to the Finance Parties.

2.                                       If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion from legal advisers in the jurisdiction of the Additional Obligor, addressed to the Finance Parties.

Other documents and evidence

1.                                       Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

2.                                       A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

3.                                       All whitewash documents and materials required pursuant to section 60 of the Irish Companies Act 1963 (or, in jurisdictions outside Ireland, all materials required to satisfy analogous and any other legal or regulatory provisions) in connection with the giving of a guarantee and entry into the Accession Agreement and execution of the Debentures.

PART 3

TO BE DELIVERED IN RESPECT OF ADDITIONAL SECURITY

1.                                       A copy of the constitutional documents of the relevant Obligor.

2.                                       A copy of a resolution of the board of directors of the relevant Obligor approving the terms of, the transactions contemplated by, and the execution, delivery and performance of the relevant Security Document.

3.                                       A specimen of the signature of each person authorised on behalf of the relevant Obligor to execute or witness the execution of the relevant Security Document or to sign or send any document or notice in connection with such Security Document.

4.                                       A copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of the Obligor’s issued or allotted shares, approving the execution of the relevant Security Document.

5.                                       If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Obligor approving the resolution referred to in paragraph 5 above.

6.                                       A certificate of an authorised signatory of the relevant Obligor certifying that each copy document specified in Part 3 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the relevant Security Document.

7.                                       A legal opinion of Arthur Cox, Irish legal advisers to the Mandated Lead Arrangers and the Facility Agent.

8.                                       A copy of all notices required to be sent or other documents required to be executed under the relevant Security Document.

9.                                       If applicable, title deeds for the properties specifically referred to in the Schedules to the relevant Security Document (or a letter from solicitors satisfactory to the Security Agent holding the same undertaking to hold them to the order of the Security Agent) or the equivalent in the jurisdiction of location of the relevant assets.

10.                                 If applicable, satisfactory priority searches at the Irish Land Registry and The Registry of Deeds.

11.                                 Evidence that the procedure contemplated by section 60 of the Irish Companies Act 1963 has been completed by all relevant Obligors, namely copies of the directors’ statutory declaration for each relevant Obligor filed or to be filed, copies of the relevant shareholders’ special resolution of each relevant Obligor and copies of an extract of the register of shareholders of each Obligor.

12.                                 A duly executed memorial in respect of the relevant Security Document.

SCHEDULE 3

FORM OF REQUEST

To:                              [          ] as Facility Agent

From:                  [                    ]

Date:                    [           ]

Valentia Telecommunications, an Irish unlimited public company €1,400,000,000 Credit Agreement dated 18th March, 2004 (the Agreement)

1.                                       We refer to the Agreement.  This is a Request.

2.                                       We wish to [borrow a Tranche [A][B] Loan/arrange for a guarantee/Letter of Credit to be issued under the Tranche B Facility]* on the following terms:

(a)                                  Utilisation Date: [       ]

(b)                                 Amount: [                  ]

(c)                                  Currency: [                  ]

(d)                                 Term: [                      ].

3.                                       Our [payment/delivery] * instructions are: [                       ].

4.                                       We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.                                       This Request is irrevocable.

6.                                       [We attach a copy of the proposed guarantee/Letter of Credit.]*

By:

[                       ]

*                                         Delete as applicable.

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.                                      General

(a)                                  The Mandatory Cost is to compensate a Lender for the cost of compliance with:

(i)                                     the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)                                  the requirements of the European Central Bank.

(b)                                 The Mandatory Cost is expressed as a percentage rate per annum.

(c)                                  The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Lender in the relevant Loan) of the rates for the Lenders calculated by the Facility Agent in accordance with this Schedule on the first day of a Term (or as soon as possible thereafter).

(d)                                 The Facility Agent must distribute the amount received as a result of the Mandatory Cost to the Lenders on the basis of the relevant rate for each Lender.

(e)                                  Any determination by the Facility Agent pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.                                      For a Lender lending from a Facility Office in the U.K.

(a)                                  The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

for a Loan in Sterling:

for any other Loan:

where on the day of application of the formula:

A                                      is the percentage of that Lender’s eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

B                                        is the percentage rate of LIBOR for the relevant Term;

C                                        is the percentage (if any) of that Lender’s eligible liabilities which the Bank of England requires it to place as an interest bearing special deposit;

D                                       is the percentage rate per annum payable by the Bank of England on interest bearing special deposits; and

E                                         is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)                                 For the purposes of this paragraph 2:

(i)                                     eligible liabilities and special deposit(s) have the meanings given to them at the time of application of the formula pursuant to the Bank of England Act 1988 or (as appropriate) by the Bank of England;

(ii)                                  fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(iii)                               fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fees rules but applying any applicable discount rate); and

(iv)                              tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)          (i)                                         In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15.  A negative result obtained by subtracting D from B is taken as zero.

(ii)                                  Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)                                 If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

(e)                                 Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender. In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

(i)                                     the jurisdiction of its Facility Office; and

(ii)                                  any other information that the Facility Agent reasonably requires for that purpose.

Each Lender must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph.

(f)                                    The percentages of each Lender for the purposes of A and C above and the rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above. Unless a Lender notifies the Facility Agent to the contrary, the Facility Agent may assume that the Lender’s obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

(g)                                 The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.  The Facility Agent is entitled to assume that the information provided by any Lender or Reference Bank under this Schedule is true and correct in all respects.

3.                                      For a Lender lending from a Facility Office in a Participating Member State

(a)                                  The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent.  This percentage rate per annum must be certified by that Lender in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Lender’s share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from the Facility Office.

(b)                                 If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.                                      Changes

(a)                                  The Facility Agent may, after consultation with the Company and the Lenders, determine and notify all the Parties of any amendment to this Schedule which is required to reflect:

(i)                                     any change in law or regulation; or

(ii)                                  any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)                                 If the Facility Agent, after consultation with the Company and acting reasonably, determines that the Mandatory Cost for a Lender lending from a Facility Office in the U.K. can be calculated by reference to a screen, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:                              [               ] as Facility Agent

From:                  [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:                    [          ]

Valentia Telecommunications, an Irish unlimited public company €1,400,000,000 Credit Agreement dated 18th March, 2004 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.

1.                                       The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.                                       The proposed Transfer Date is [      ].

3.                                       On the Transfer Date the New Lender becomes:

(a)                                  party to the Agreement as a Lender; and

(b)                                 party to the Intercreditor Agreement as a Senior Creditor.

4.                                       [The Fronting Bank approves the identity of the New Lender for the purposes of Clause 30.2(g) (Assignments and transfers by Lenders) of the Agreement.]

5.                                       The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

6.                                       This Transfer Certificate takes effect as a deed notwithstanding that a party may execute it under hand.

7.                                       This Transfer Certificate has been executed and delivered as a deed on the date stated at the beginning of this Transfer Certificate and is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

[INSERT APPROPRIATE	[INSERT APPROPRIATE

LANGUAGE FOR EXECUTION	LANGUAGE FOR EXECUTION

AS A DEED]	AS A DEED]

[FRONTING LENDER]

[INSERT APPROPRIATE

LANGUAGE FOR EXECUTION

AS A DEED]

The Transfer Date is confirmed by the Facility Agent as [                ].

[            ]

By:

SCHEDULE 6

EXISTING SECURITY

Member of the Group creating security	Details of security	Maximum principal amount secured*

eircom	Lease Transaction Security in respect of US Lease transaction No. 1 (Trust 1) between eircom as lessee and Wilmington Trust Company as lessor with Metlife Capital, LP as beneficial lessor.	n/a

eircom

Lease Transaction Security in respect of US Lease transaction No. 1 (Trust 2) between eircom as lessee and Wilmington Trust Company as lessor with Metlife Capital, LP and Nationsbank, NA as beneficial lessors.

n/a

eircom	Lease Transaction Security in respect of US Lease transaction No. 2 (Trust 3) between eircom as lessee and Wilmington Trust Company as lessor with Metlife Capital, LP as beneficial lessor.	n/a

eircom	Lease Transaction Security in respect of US Lease transaction No. 2 (Trust 4) between eircom as lessee and Wilmington Trust Company as lessor with Metlife Capital, LP as beneficial lessor.	n/a

eircom	Lease Transaction Security in respect of US Lease transaction No. 3 (Trust 1) between eircom as lessee and Wilmington Trust Company as lessor with Key Corporate Capital Inc. as beneficial lessor.	n/a

Lercie Limited

Lease Transaction Security in respect of US Lease transaction No. 3 (Trust 2) between Eircell Limited (now Lercie Limited) as lessee and Wilmington Trust Company as lessor with Key Corporate Capital Inc. as beneficial lessor.

n/a

*                                         To the extent that security has been created on or before the date of this Agreement and this amount can practicably be quantified

Member of the Group creating security	Details of security	Maximum principal amount secured*

eircom	Lease Transaction Security in respect of US Lease transaction No. 4 (Trust 1) between eircom as lessee and Wilmington Trust Company as lessor with Key Corporate Capital Inc. as beneficial lessor.	n/a

Lercie Limited

Lease Transaction Security in respect of US Lease transaction No. 4 (Trust 2) between Eircell Limited (now Lercie Limited) as lessee and Wilmington Trust Company as lessor with Key Corporate Capital Inc. as beneficial lessor.

n/a

eircom	Lease Transaction Security in respect of US Lease transaction No. 5 (Trust 1) between eircom as lessee and Wilmington Trust Company as lessor with Key Corporate Capital Inc. as beneficial lessor.	n/a

eircom	Lease Transaction Security in respect of US Lease transaction No. 5 (Trust 2) between eircom as lessee and Wilmington Trust Company as lessor with the Fifth Third Leasing Company as beneficial lessor.	n/a

Lercie Limited

Lease Transaction Security in respect of US Lease transaction No. 5 (Trust 3) between Eircell Limited (now Lercie Limited) as lessee and Wilmington Trust Company as lessor with the Fifth Third Leasing Company as beneficial lessor.

n/a

ITI/eircom/Eircable Limited	Lease Transaction Security in respect of the sale and lease back transactions and the finance arrangements entered into in relation thereto referred to in annexure S6 to the Disclosure Letter.	n/a

eircom (UK) Limited	Charge dated 12th August, 1999 over a deposit account in favour of South Quay Estates Limited	£325,804 (and any interest thereon and the amount standing to the credit of the deposit account)

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:                              [           ] as Facility Agent

From:                  Valentia Telecommunications, an Irish unlimited public company (the Company)

Date:                    [              ]

Valentia Telecommunications, an Irish unlimited public company - €1,400,000,000 Credit Agreement dated 18th March, 2004 (the Agreement)

1.                                       We refer to the Agreement.  This is a Compliance Certificate.

2.                                       We confirm that as at [relevant testing date]:

(a)                                  Consolidated Adjusted EBITDA was [       ]; and

Consolidated Net Total Borrowings are [              ]; therefore, Consolidated Net Total Borrowings are [     ] x Consolidated Adjusted EBITDA;

(b)                                 Consolidated Net Interest Payable was [              ], therefore Consolidated Adjusted EBITDA is [              ] x Consolidated Net Interest Payable;

(c)                                  Consolidated Adjusted EBITDA was [           ]; and Consolidated Total Senior Borrowings are [              ]; therefore Consolidated Total Senior Borrowings are [              ] x Consolidated Adjusted EBITDA;

(d)                                 the aggregate net assets, turnover and Adjusted EBITDA of the Guarantor[s] constitute, respectively, [          ] per cent., [•] per cent. and [           ] per cent. of the net assets, turnover and Consolidated Adjusted EBITDA of the Group.

3.                                       We set out below calculations establishing the figures in paragraph 2 above:

[               ].

4.                                       We confirm that the following companies were Material Subsidiaries at [relevant testing date]: (1)

[               ].

5.                                       [We confirm that no Default is outstanding as at [relevant testing date].(2)

(1)                                  Annual certification only.

(2)                                  If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

6.                                       No liability shall attach to or be incurred by the present or future Shareholders of the Company (the Shareholders) directly or indirectly by reason of any obligations, agreements, covenants, or representations contained in this Compliance Certificate and the Shareholders may rely on this clause.

VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company

By:

[insert applicable certification language]

for

[Auditors]

SCHEDULE 8

FORM OF ACCESSION AGREEMENT

To:                              [            ] as Facility Agent

From:                  Valentia Telecommunications, an Irish unlimited public company and [Proposed         Borrower/Proposed Guarantor]*

Date:                    [        ]

Valentia Telecommunications, an Irish unlimited public company - €1,400,000,000 Credit Agreement dated 18th March, 2004 (the Agreement)

We refer to the Agreement.  This is an Accession Agreement.

[Name of company] of [address/registered office] agrees to become an [Additional Borrower and Additional Guarantor/Additional Guarantor] * and to be bound by the terms of the Agreement [and the Intercreditor Agreement] as an [Additional Borrower and Additional Guarantor/Additional Guarantor]*.

This Accession Agreement [is executed as a deed and] is governed by English law.

Given under the common seal of	)
VALENTIA TELECOMMUNICATIONS,	)
an Irish unlimited public company	)
(for and on behalf of itself and	)
the other Obligors) in the presence of:	)

(Director)

(Director/Secretary)

*                                         Delete as applicable.

EXECUTED as a Deed by	)
[PROPOSED BORROWER/GUARANTOR]*	)
acting by	(Director))
and	(Director/Secretary))
[acting under the authority of that company]	)
in the presence of:	)

Witness:

Name:

Address:

*                                         Amend signature block as appropriate for signature by the Additional Obligor as a deed.

SCHEDULE 9

FORM OF RESIGNATION REQUEST

To:                              [                  ] as Facility Agent

From:                  Valentia Telecommunications, an Irish unlimited public company and [relevant Obligor]

Date:                    [        ]

Valentia Telecommunications, an Irish unlimited public company - €1,400,000,000 Credit Agreement dated 18th March, 2004 (the Agreement)

1.                                       We refer to the Agreement.  This is a Resignation Request.

2.                                       We request that [resigning Obligor] be released from its obligations as [a/an](3) [Obligor/Borrower/Guarantor](4) under the Agreement.

3.                                       We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.                                       We confirm that as at the date of this Resignation Request no amount owed by [resigning Obligor] under the Agreement is outstanding.

5.                                       This Resignation Request is governed by English law.

6.                                       No liability shall attach to or be incurred by the present or future shareholders of the Company (the Shareholders) directly or indirectly by reason of any obligations, agreements, covenants, or representations contained in this Resignation Request and the Shareholders may rely on this clause.

VALENTIA TELECOMMUNICATIONS,	[Relevant Obligor]
an Irish unlimited public company

By:	By:

The Facility Agent confirms that this resignation takes effect on [                        ].

[                    ]

By:

(3)                                  Delete as applicable.

(4)                                  Delete as applicable.

SCHEDULE 10

FORMS OF LETTER OF CREDIT

PART 1

FORM OF LETTER OF CREDIT

To:                             [Beneficiary]
(the Beneficiary)

[DATE]

Irrevocable Standby Letter of Credit no. [              ]

At the request of [             ], [FRONTING BANK] (the Fronting Bank) issues this irrevocable standby letter of credit (Letter of Credit)(5) in your favour on the following terms and conditions:

1.                                      Definitions

In this Letter of Credit:

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and on which the Trans-European Automated Real-time Gross Settlement Express Payment Transfer System is open for the settlement of payments in euro.

Demand means a demand for a payment under this Letter of Credit in the form of the schedule to this Letter of Credit.

Expiry Date means [                                        ].

Total L/C Amount means euro [                                       ].

2.                                      Fronting Bank’s agreement

(a)                                  The Beneficiary may request a drawing [or drawings] under this Letter of Credit by giving to the Fronting Bank a duly completed Demand.  A Demand may not be given after the Expiry Date.

(b)                                 Subject to the terms of this Letter of Credit, the Fronting Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand validly presented under this Letter of Credit, it must pay to the Beneficiary the amount which is demanded for payment in that Demand.

(5)                                  This L/C assumes:

•                                          issued by one Issuing Bank;

•                                          no right of Issuing Bank to novate obligations under the L/C;

•                                          single currency payments; and

•                                          no obligations on Issuing Bank to gross-up.

(c)                                  The Fronting Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.                                      Expiry

(a)                                  On [     ] pm ([London] time) on the Expiry Date the obligations of the Fronting Bank under this Letter of Credit will cease with no further liability on the part of the Fronting Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(b)                                 The Fronting Bank will be released from its obligations under this Letter of Credit on the date prior to the Expiry Date (if any) notified by the Beneficiary to the Fronting Bank as the date upon which the obligations of the Fronting Bank under this Letter of Credit are released.

(c)                                  When the Fronting Bank is no longer under any obligation under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Fronting Bank.

4.                                      Payments

All payments under this Letter of Credit must be made in euros and for value on the due date to the account of the Beneficiary specified in the Demand.

5.                                      Delivery of Demand

Each Demand must be in writing, and may be given in person, by post, telex, fax or any other electronic communication(6) and must be received by the Fronting Bank at its address as follows:

[

]

For the purpose of this Letter of Credit, electronic communication will be treated as being in writing.

6.                                      Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.                                      ISP

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), 1998, International Chamber of Commerce Publication No. 590.

8.                                      Governing Law

This Letter of Credit is governed by English law.

(6)                                  Include with caution.  E-mail may be considered an appropriate means of communication.  However, it is at present an inherently unsafe method with problems associated with delivery and electronic signatures.

9.                                      Jurisdiction

The English courts have exclusive jurisdiction to settle any dispute in connection with this Letter of Credit.

Yours faithfully,

[FRONTING BANK]

By:

SCHEDULE

FORM OF DEMAND

To:                              [FRONTING BANK]

[DATE]

Dear Sirs

Irrevocable Standby Letter of Credit no. [         ] issued in favour of [BENEFICIARY] (the Letter of Credit)

We refer to the Letter of Credit.  Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.                                       We certify that the sum of [         ] is due [and has remained unpaid for at least [   ] Business Days under [set out underlying contract or agreement]].  We therefore demand payment of the sum of [               ].

2.                                       Payment should be made to the following account:

Name:

Account Number:

Bank:

3.                                       The date of this Demand is not later than the Expiry Date.

Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

[BENEFICIARY]

PART 2

FORM OF US LEASING LETTER OF CREDIT

[Date]

IRREVOCABLE LETTER OF CREDIT NO. [          ]

[Trustee], not in its individual capacity but solely as [Trustee] under [Agreement]

[Address]

Attention: [Name]

Ladies and Gentlemen:

At the request and on the instructions of our customer [Account Party] (the Account Party, which expression and any other reference to [Account Party] shall, for the purposes of this Letter of Credit, include its permitted assigns), we, [Letter of Credit Issuer] (the Letter of Credit Issuer), hereby establish this Irrevocable Letter of Credit No. [          ] in favour of [Trustee], not in its individual capacity but solely as [Trustee] ([Trustee]), as required by the [Agreement] (such agreement, as amended from time to time, being referred to herein as the [Agreement]).

This Letter of Credit is effective from [Date] and is valid from [Date] through and including the close of business at the Presentation Office (as defined below) on [Date] (the Expiry Date); provided, however, that this Letter of Credit shall terminate prior to the date provided upon presentation, at the office of [Name and address and fax number of Letter of Credit Issuer] (or at such other office of the Letter of Credit Issuer or if this Letter of Credit has been or will be confirmed, the confirming bank (any such office being hereinafter referred to as the Presentation Office) in New York City, New York, designated by the Letter of Credit Issuer (or such confirming bank) by written notice to [Name, capacity, address and fax number of Addressee], as [Trustee], of a duly completed certificate in the form of Exhibit A attached hereto (the Termination Certificate), purporting to be signed by an authorized signatory of each of the Account Party and [Trustee], together with the original of this Letter of Credit, either by physical delivery or by transmission to the Presentation Office of a facsimile to be followed promptly by courier or registered mail delivery of such Termination Certificate and the original of this Letter of Credit.

This Letter of Credit is issued for the amount of €[          ] ([          ] euro).  The term Drawing Amount as used in this Letter of Credit shall mean at any time the amount (in United States Dollars) set forth in this paragraph above.  The Letter of Credit Issuer will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Drawing Amount.

[Trustee] is hereby irrevocably authorized to make one demand (on one occasion only; it being understood that a correction to a non-conforming demand does not constitute a second demand) not in excess of the Drawing Amount at the time of demand for payment hereunder by presentation at the Presentation Office of a duly completed certificate in the form of Exhibit B attached hereto (the Demand Certificate), purporting to be signed by an authorized signatory, together with the original of this Letter of Credit, either by physical delivery or by transmission to the Presentation Office of a facsimile to be followed promptly by courier or registered mail delivery of such Demand Certificate and the original of this Letter of Credit.

Payment under this Letter of Credit will be made, if a conforming Demand Certificate is received by the Presentation Office on or prior to the Expiry Date of this Letter of Credit at the Presentation Office (x) prior to 4.00 p.m. (New York City time) on a Business Day, on the next succeeding

Business Day and (y) if received subsequent to 4.00 p.m. (New York City time) on a Business Day, on the second succeeding Business Day (whether or not such second succeeding Business Day is subsequent to the Expiry Date) by wire transfer of immediately available funds (in euros) in the amount set forth in the Demand Certificate (provided that such amount shall not exceed the Drawing Amount) to an account in the United States of America specified by [Trustee] in its Demand Certificate.  Business Day means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or required by law to be closed or on which the Trans-European Automated Real-time Gross Settlement Express Payment Transfer System is not open for the settlement of payments in euro.

If any Demand Certificate presented to the Presentation Office does not, in any instance, strictly conform to the terms and conditions of this Letter of Credit, the Letter of Credit Issuer (or, if this Letter of Credit has been or will be confirmed, the confirming bank) shall cause the Presentation Office to give prompt notice to [Trustee] that such Demand Certificate is not in conformity with this Letter of Credit, stating the reasons therefor and that the Presentation Office is holding such Demand Certificate for [Trustee]’s disposal or is returning it to [Trustee], as the Presentation Office may elect.  Upon being notified that such Demand Certificate is not in conformity with this Letter of Credit, [Trustee] may attempt to correct such non-conforming Demand Certificate if, and to the extent that, it is able to do so.

If the original of this Letter of Credit has been lost, stolen, mutilated or destroyed, upon receipt of a certificate signed by an authorized signatory of [Trustee] to such effect specifying the date and number of this Letter of Credit and (i) in the case of loss, theft or destruction of this Letter of Credit, an indemnity agreement in form and substance satisfactory to the Letter of Credit Issuer and, if this Letter of Credit has been or will be confirmed, the confirming bank from [Trustee], in its individual capacity, and (ii) in the case of mutilation of this Letter of Credit, the mutilated Letter of Credit, the Letter of Credit Issuer will issue a replacement letter of credit in favour of [Trustee] dated the same date, bearing the same number, and in the same Drawing Amount as, and with other provisions consistent with, the Letter of Credit.

Upon the honour of a Demand Certificate duly presented hereunder and the payment of any taxes due in accordance with clause (ii) of the fifth paragraph hereof, the Letter of Credit Issuer shall be fully discharged from its obligation under this Letter of Credit and shall not thereafter be obligated to make any further payments under this Letter of Credit.  By paying to [Trustee] the full amount demanded in accordance therewith, the Letter of Credit Issuer makes no representation as to the correctness of the amount demanded.

If [Trustee] changes its address during the term of this Letter of Credit, such party must inform the Letter of Credit Issuer and the Presentation Office promptly and this Letter of Credit will be amended accordingly by the Letter of Credit Issuer, but failure to so notify will not relieve the Letter of Credit Issuer or the Presentation Office of its obligations hereunder.

[Trustee] may transfer its rights under this Letter of Credit to any new beneficiary who succeeds [Trustee] under the transactions contemplated by the [Participation Agreement], and any such new beneficiary (or subsequent new beneficiary) may subsequently transfer its rights under this Letter of Credit to any subsequent new beneficiary who succeeds the former new beneficiary under the transactions contemplated by the Participation Agreement, in each case in accordance with the terms of this Letter of Credit.  [Trustee] shall furnish written notice of such intended transfer to the Presentation Office (with a copy to the Letter of Credit Issuer), together with the original of this Letter of Credit.  In such notice [Trustee] shall designate the new beneficiary, shall instruct the Letter of Credit Issuer to issue a new letter of credit (on the same terms and with the same Drawing Amount) to such new beneficiary as the new beneficiary and shall certify that upon issuance of such new letter of credit properly advised to the new beneficiary [Trustee] shall discharge the Letter of credit Issuer from all obligation under this Letter of Credit.  Upon receipt of such notice (together with the original of this Letter of Credit), the Letter of Credit Issuer will promptly issue such new letter of credit to the new beneficiary through the Presentation Office.  The transferor shall pay to the Letter of Credit Issuer a fee of $1,000 in connection with such transfer.

Communications with respect to this Letter of Credit (other than presentation of a Termination Certificate or a Demand Certificate) shall be in writing or by facsimile transmission, shall be effective when received and shall be addressed to [Addressee], as [Trustee] at [fax number] or at [address], with a copy to [Name, address and fax number of counterparty under the Agreement] and [Name, address and fax number of Letter of Credit Issuer] (or such other office or address designated by the Letter of Credit Issuer by written notice to the [Trustee]), specifically referring therein to this Letter of Credit by number.

If the Expiry Date of this Letter of Credit (including as so extended pursuant to the preceding sentence) is not a Business Day, such Expiry Date shall automatically be extended to the next succeeding Business Day.

This Letter of Credit (including the Exhibits hereto) sets forth in full the Letter of Credit Issuer’s undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except to the Uniform Customs and any such reference shall not be deemed to incorporate herein any document instrument or agreement.

This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (the Uniform Customs) with the exclusion of Article 48.

This Letter of Credit shall be deemed to be made under the laws of the State of New York and, as to matters not addressed by the Uniform Customs, is governed by the laws of New York State, excluding, to the extent possible, its choice of law provisions except for Section 5-1401 of the New York General Obligations Law.  The Letter of Credit Issuer hereby knowingly and willingly waives Article 13(b) and 14(d) of the Uniform Customs and Section 5-112 of the New York Uniform Commercial Code and will make payment hereunder in accordance with the terms provided herein.  Such waiver shall not affect or be construed to affect the express time periods for payment set out in this Letter of Credit.

By signing this Letter of Credit or presenting a Termination Certificate or a Demand Certificate, the Letter of Credit Issuer and [Trustee] each (i) irrevocably agree that any legal action or proceeding with respect to this Letter of Credit may be brought in any state or federal court sitting in New York City, (ii) irrevocably submit to the nonexclusive jurisdiction of such courts for purposes of this Letter of Credit, (iii) waive, to the fullest extent permitted by law, any objection such party may now or hereafter have to the laying of venue in any such action or proceeding in any such court and (iv) irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Letter of Credit.  The Letter of Credit Issuer hereby agrees to receive and accept service of process sent by registered or certified mail or overnight courier to the address to which notices hereunder are to be given.

Very truly yours,

[Letter of Credit Issuer],

By:
[Name]
[Title]

By:
[Name]
[Title]

Exhibit A to Letter of Credit

FORM OF TERMINATION CERTIFICATE

[Name and address of Letter of Credit Issuer]

Ladies and Gentlemen:

Re: Irrevocable Letter of Credit No. [        ] (the Letter of Credit) issued by [Letter of Credit Issuer] (the Letter of Credit Issuer) in favour of [Addressee], as [Trustee].

The undersigned, [Account Party] (the Lessee) and [Addressee], as [Trustee] ([Trustee]), hereby certify to the Letter of Credit Issuer that:

1.                                       The undersigned demand that the Letter of Credit be terminated in accordance with the terms thereof, effective the date hereof.

2.                                       The undersigned are hereby demanding termination of the Letter of Credit because: (a) the long-term senior unsecured debt obligations of the Lessee are rated at least “[A]” by Standard & Poors Rating Group, a division of McGraw Hill Inc. (which for the purposes of this Letter of Credit shall include any successor thereto) or at least “[A2]” by Moody’s Investors Service, Inc. (which for the purposes of this Letter of Credit shall include any successor thereto) or (b) [Trustee] has received an [alternative Acceptable Equity Undertaking] as defined in [Agreement] (as the same may be amended form time to time).

IN WITNESS WHEREOF, the undersigned have executed and delivered this Termination Certificate as of the [        ] day of [        ], [        ].

[ ]
By:
Name:
Authorized Signatory

[ ], not in its
individual capacity, but solely as [Trustee]
By:
Name:
Authorized Signatory

Exhibit B to Letter of Credit

FORM OF DEMAND CERTIFICATE

[Name and address of Letter of Credit Issuer]

Ladies and Gentlemen:

Re: Irrevocable Letter of Credit No. [         ] (the Letter of Credit) issued by [Letter of Credit Issuer] (the Letter of Credit Issuer) in favour of [Addressee], as [Trustee].

The undersigned, [Addressee], as [Trustee] ([Trustee]), hereby certifies to the Letter of Credit Issuer that:

1.                                       The undersigned hereby demands payment of euro[          ] under the Letter of Credit.

2.                                       The amount demanded hereby is not in excess of the Drawing Amount on the date hereof.

3.                                       The undersigned is hereby making a demand under the Letter of Credit, because: (a) an Event of Default (as such term is defined in [Agreement] (as the same may be amended from time to time), has occurred and is continuing, (b) the Letter of Credit will expire within five days and has not been renewed or replaced of (c) the Letter of Credit Issuer’s long-term senior unsecured debt obligations are rated below “[AA]” by Standard & Poors Rating Group, a division of McGraw Hill Inc. (which for the purposes of this Letter of Credit shall include any successor thereto) or “[Aa2]” by Moody’s Investor Service Inc. (which for the purposes of this Letter of Credit shall include any successor thereto).

4.                                       The Letter of Credit Issuer is hereby instructed to make all payments by wire transfer of immediately available funds to [Trustee]’s account No. [        ] at [         ], A.B.A. No. [         ].

IN WITNESS WHEREOF, [          ] has executed and delivered this Demand Certificate as of the [        ] day of [        ], [        ].

[ ], not in its
individual capacity, but solely as [Trustee]
By:
Name:
Authorized Signatory

SCHEDULE 11

STRUCTURE MEMORANDUM

SCHEDULE 12

EXISTING GROUP INDEBTEDNESS

Lender	Borrower	Amount Outstanding €
ITI	eircom	201.562m
ITI	GoFree Limited	0.045m
eircom	Eircable Limited	110.904m
eircom	The Company	171.777m
eircom	eircom (Holdings) Limited	13.04m
eircom	ITI	292.04m
The Company	Eircom	154.122m
Eircable Limited	ITI	377.262m
Indigo Services Limited	eircom	3.4m
Topsource Recruitment Limited	eircom	0.4m
eircom Phonewatch Limited	eircom	2.225m
LAN Communications Limited	eircom	7.75m
Continuous Communications Systems Limited	eircom	0.75m
Eirtrade Services Ltd	eircom	17.3m

SCHEDULE 13

FORM OF RELEASE

PART 1

IRISH LAW RELEASE

RELEASE AND DISCHARGE

Dated [       ] day of  [                 ]

[SECURITY AGENT]

(as security agent)

and

[CHARGOR]

This DEED OF RELEASE AND DISCHARGE is made the [•] day of [•], 2004

BETWEEN:

[SECURITY AGENT] having its principal place of business in England at [•] as security agent for the Secured Creditors (as defined in the [SECURITY DOCUMENT] referred to below) (hereinafter referred to as the “Security Agent”) of the one part,

and

[CHARGOR], (registered number [•]) having its registered office at [•] (hereinafter called the “Chargor”) of the other part.

WHEREAS:

(A)                              By [Security Document] made the [•] day of [•], 2004 (“the Security Document”), the Chargor created [describe security] in favour of the Security Agent to secure the Secured Obligations as defined therein.

(B)                                The Chargor has requested that the Security Agent release and discharge the property and assets thereby mortgaged, charged, assigned or otherwise secured under the Security Document.

NOW IT IS HEREBY AGREED that pursuant to the said agreement in consideration of the premises the Security Agent doth hereby:

1.                                       Release and assign unto the Chargor all the Chargor’s property and assets assigned by the Security Document;

2.                                       Release unto the Chargor all the Chargor’s undertaking, property and assets whatsoever, wheresoever both present and future including uncalled capital and goodwill;

3.                                       Release, discharge and assign unto the Chargor any other property and assets mortgaged, charged, assigned or otherwise secured under the Security Document;

To the intent that all the property and assets mortgaged, charged, assigned or otherwise secured by the Security Document shall henceforth be held by the Chargor freed and discharged from all and any floating and specific mortgage or charge or other security interest created by the Security Document and from all monies, interest and costs and all claims and demands of the Security Agent thereunder.

[The Chargor hereby certifies that it is a qualified person for the purposes of section 45 of the Land Act, 1965.]

This deed shall be governed by and construed in accordance with the laws of Ireland.

IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first herein written.

SIGNATORIES TO RELEASE

[Signed, sealed and delivered

by [SECURITY AGENT] per its

lawfully appointed attorney in the presence of:]

Signed for and on behalf of

[CHARGOR]

in the presence of:

PART 2

RELEASE OF ENGLISH LAW SECURITY ASSIGNMENT

DEED OF RELEASE

DATED [          ]

BETWEEN

EIRCOM FUNDING, an Irish unlimited public company

AND

[SECURITY AGENT]

THIS DEED OF RELEASE is dated [               ] between:

(1)                                  EIRCOM FUNDING, an Irish unlimited public company (Registered number 359251) (the Chargor);

(2)                                  [SECURITY AGENT] (the Security Agent) as agent and trustee for the Secured Parties.

BACKGROUND

(A)                              The Chargor enters into this deed in connection with the security assignment dated 18th March, 2004 between the Chargor and the Security Agent (the Security Assignment).

(B)                                It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.                                      INTERPRETATION

(a)                                  Capitalised terms defined in the Security Assignment have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)                                 The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Credit Agreement are to be construed as references to this Deed.

2.                                      RELEASE AND REASSIGNMENT

(a)                                  The Security Agent irrevocably and unconditionally releases and discharges all Security Interests created by the Chargor under the Security Assignment.

(b)                                 The Security Agent hereby irrevocably and unconditionally releases, reconveys, discharges, retransfers and reassigns to the Chargor all its rights, title and interest, present and future, in and to the Hedging Documents to which it is a party.

3.                                      EXPENSES

The Chargor must reimburse the Security Agent on demand for all costs and expenses properly incurred by it in connection with the negotiation, preparation and execution of this Deed and any related documentation (including the fees and expenses of legal advisors and any applicable value added taxes).

4.                                      COUNTERPARTS

This Deed may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

5.                                      GOVERNING LAW

This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SIGNATORIES TO RELEASE

Security Agent

Executed as a deed by	)
[SECURITY AGENT]	)
acting by:	)
in the presence of	)

Witnesses signature:
Name:
Address:

Chargor

EIRCOM FUNDING, an Irish unlimited public company

By:

SIGNATORIES

Company

VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company

By:	PETER LYNCH as lawful attorney

Original Borrower

VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company

By:	PETER LYNCH as lawful attorney

Original Guarantor

VALENTIA TELECOMMUNICATIONS, an Irish unlimited public company

By:	PETER LYNCH as lawful attorney

Mandated Lead Arrangers

DEUTSCHE BANK AG LONDON

By:	JAMES FENNER

ALISON HOWE

CITIGROUP GLOBAL MARKETS LIMITED

By:	MICHAEL LLEWELYN-JONES

GOLDMAN SACHS INTERNATIONAL

By:	TERRY HUGHES

MORGAN STANLEY BANK

By:	RICHARD B. FELIX

Chief Credit Officer

Original Lenders

DEUTSCHE BANK AG LONDON

By:	JAMES FENNER

ALISON HOWE

CITIBANK INTERNATIONAL plc, IRELAND BRANCH

By:	VALERIE DICKSON

ANDREW GAULTER

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	TERRY HUGHES

MORGAN STANLEY BANK

By:	RICHARD B. FELIX

Chief Credit Officer

Facility Agent

DEUTSCHE BANK AG LONDON

By:	RONALD K. LANE-SMITH

JOHANNA E. WADSWORTH

Security Agent

DEUTSCHE BANK AG LONDON

By:	RONALD K. LANE-SMITH

JOHANNA E. WADSWORTH